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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Cerecor Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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400 E. Pratt Street, Suite 606
Baltimore, Maryland 21202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 18, 2016

Dear Stockholder of Cerecor Inc.:

        You are cordially invited to attend the Annual Meeting of Stockholders of Cerecor Inc., a Delaware corporation. The meeting will be held on Wednesday, May 18, 2016 at 10:00 a.m. local time at the offices of Cooley LLP, 1114 Avenue of the Americas, New York, New York 10036 for the following purposes:

  1.
  To elect the two nominees for director named herein to hold office until the 2019 Annual Meeting of Stockholders.

  2.
  To approve the Cerecor Inc. 2016 Equity Incentive Plan.

  3.
  To approve the Cerecor Inc. Employee Stock Purchase Plan.

  4.
  To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016.

  5.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting is March 31, 2016. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

Mariam E. Morris Secretary

Baltimore, Maryland
April 8, 2016

        You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

CERECOR INC.
400 E. Pratt Street, Suite 606
Baltimore, Maryland 21202

PROXY STATEMENT
FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

May 18, 2016

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

        Pursuant to rules adopted by the Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the "Notice") because the Board of Directors of Cerecor Inc. (sometimes referred to as the "Company" or "Cerecor") is soliciting your proxy to vote at the 2016 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

        We intend to mail the Notice on or about April 8, 2016 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

        We may send you a proxy card, along with a second Notice, on or after April 19, 2016.

How do I attend the Annual Meeting?

        The meeting will be held on Wednesday, May 18, 2016 at 10:00 a.m. local time at the offices of Cooley LLP, 1114 Avenue of the Americas, New York, New York 10036. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

        Only stockholders of record at the close of business on March 31, 2016 will be entitled to vote at the Annual Meeting. On this record date, there were 8,650,143 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

        If on March 31, 2016, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card, or vote by proxy over the telephone as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on March 31, 2016, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are four matters scheduled for a vote:

  •
  Election of two directors;

  •
  Approval of the Cerecor Inc. 2016 Equity Incentive Plan;

  •
  Approval of the Cerecor Inc. Employee Stock Purchase Plan; and

  •
  Ratification of selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016.

What if another matter is properly brought before the meeting?

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

        You may either vote "For" both of the nominees to the Board of Directors or you may "Withhold" your vote for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting.

        The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

  •
  To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

  •
  To vote over the telephone, dial toll-free 1-800-776-9437 in the United States, or 1-718-921-8500 from outside the United States, using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on May 17, 2016 to be counted.

  •
  To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, dealer or other agent. Follow the instructions from your broker, bank or dealer included with these proxy materials, or contact your broker, bank or dealer to request a proxy form.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you own at the close of business on March 31, 2016.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record and do not vote by telephone, by completing your proxy card or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner and do not instruct your broker, bank, dealer or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is deemed to be a "routine" matter under applicable rules. Brokers and nominees can use their discretion to vote "uninstructed" shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. Under applicable rules and interpretations, "non-routine" matters are matters that may substantially affect the rights or privileges of stockholders, such as elections of directors (even if not contested), executive compensation (including any changes to or the adoption of benefit plans), mergers, stockholder proposals, and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1 (the election of two directors), Proposal 2 (the approval of the Cerecor Inc. 2016 Equity Incentive Plan) and Proposal 3 (the approval of the Cerecor Inc. Employee Stock Purchase Plan) without your instructions, but may vote your shares on Proposal 4 (the ratification of Ernst & Young LLP as the Company's independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016) even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

        If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, "For" the election of the two nominees for director, "For" the approval of the Cerecor Inc. 2016 Equity Incentive Plan, "For" the approval of the Cerecor Inc. Employee Stock Purchase Plan and "For" the ratification of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

        If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

        Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

  •
  You may grant a subsequent proxy by telephone.

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 400 E. Pratt Street, Suite 606, Baltimore, Maryland 21202.

  •
  You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

        Your most current proxy card or telephone proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If your shares are held by your broker, bank or dealer as a nominee or agent, you should follow the instructions provided by your broker, bank or dealer.

When are stockholder proposals and director nominations due for next year's Annual Meeting?

        To be considered for inclusion in next year's proxy materials for our 2017 Annual Meeting, any proposal or director nomination must be submitted in writing between January 18, 2017 and February 17, 2017, to Corporate Secretary, Cerecor Inc., 400 E. Pratt Street, Suite 606, Baltimore, Maryland 21202. All proposals also must comply with SEC Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Director nominations must include the information required by our bylaws, including, among other things the full name, address and age of the proposed nominee, the proposed nominee's principal occupation or employment, the class and number of shares of capital stock of the Company owned of record and beneficially by such proposed nominee, the date or dates on which such shares were acquired and the investment intent of such acquisition and such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved). You may contact our Corporate Secretary at the address above to obtain a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes "For," "Withhold" and broker non-votes and, with respect to other proposals, votes "For" and "Against," abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each of Proposals 2, 3 and 4, and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are "broker non-votes"?

        As discussed above, when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be "non-routine," the broker or nominee cannot vote the shares. These unvoted shares are counted as "broker non-votes."

How many votes are needed to approve each proposal?

        The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1.	Election of Directors	Nominees receiving the most "For" votes	"Withheld" votes will have no effect	None
2.	Approval of the Cerecor Inc. 2016 Equity Incentive Plan	"For" votes from a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against	None
3.	Approval of the Cerecor Inc. Employee Stock Purchase Plan	"For" votes from a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against	None
4.	Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal ending December 31, 2016	"For" votes from a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against	None

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. At the close of business on the record date, there were 8,650,143 shares outstanding and entitled to vote. Thus, the holders of 4,325,072 shares must be present in person or represented by proxy at the meeting to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy by telephone or proxy card (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

        Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors in office. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is duly elected and qualified.

        The Board of Directors currently consists of seven members. There are two directors in the class whose term of office expires in 2016. Each nominee listed below is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of these nominees would serve until the 2019 Annual Meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director's death, resignation or removal. It is the Company's policy to invite directors and nominees for director to attend the Annual Meeting. We elected directors by written consent of our stockholders during 2015 and therefore did not hold an annual meeting of stockholders.

        Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee may instead be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. The Company's management has no reason to believe that any nominee will be unable to serve.

        The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2019 ANNUAL MEETING

        Eugene A. Bauer, M.D.    Dr. Bauer, age 73, has served on our Board of Directors since May 2011. Dr. Bauer co-founded and has served as the Chief Medical Officer, and a member of the board of directors, of Dermira, Inc., formerly known as Skintelligence, Inc., a dermatology company in the San Francisco Bay area, since June 2010. From June 2008 to November 2009, Dr. Bauer served as the President and Chief Medical Officer of Peplin, Inc., a development-stage dermatology company. Following its acquisition by LEO-Pharma in November 2009, Dr. Bauer continued as a consultant with Peplin through June 2010. From 2004 to 2008, Dr. Bauer served as the Chief Executive Officer of Neosil, Inc. a development-stage dermatology pharmaceutical company. Dr. Bauer also has served as a Professor (Emeritus) in the School of Medicine at Stanford University since 2002 , where from 1995 to 2001 he was Vice President for Medical Affairs and Dean of the School of Medicine. Dr. Bauer has served on the board of directors of Medgenics, Inc. since March 2001 and Dr. Tattoff, Inc. since August 2010. He received his B.S. in Medicine and his M.D. from Northwestern University and is a member of several honorific organizations, including the National Academy of Medicine of the United States. Our Board of Directors believes that Dr. Bauer's strong background of service on the boards of directors of numerous public pharmaceutical companies and his vast industry experience make him a valuable member of our Board.

        Magnus Persson, M.D., Ph.D.    Dr. Persson, age 55, has served on our Board of Directors since August 2012. Dr. Persson is Chief Executive Officer of Karolinska Institutet Holding AB in Stockholm, Sweden, a position he has held since September 2013. He also has served as an Associate Professor in Physiology at the Karolinska Institutet since September 1994 and as a practicing pediatrician at CityAkuten in Stockholm, Sweden since December 2012. Previously, Dr. Persson served as a Partner at

HealthCap, a Swedish-based venture capital firm, from January 2008 to December 2009, and as a Managing Partner at The Column Group, a San Francisco-based venture capital firm, from January 2010 to November 2011. Dr. Persson co-founded Aerocrine AB, a medical technology company in 1994. Dr. Persson has also served on the boards of Karolinska Instituet Innovations AB, a technology transfer company, since December 2011, Galecto AB, a biotechnology company, since January 2013, AscendxSpine Inc., a medical device company, since December 2012, SLS Ventures AB, a life science venture capital firm, since March 2012, Karolinska Instituet Information AB, a healthcare IT-software company, since October 2015, Immunicum AB, a biotechnology company, since December 2015, and Albumedix AS, a biotechnology company, since January 2016. Dr. Persson received his M.D. and Ph.D. in physiology from the Karolinska Institutet. Our Board of Directors believes that Dr. Persson's extensive experience in medicine, life sciences and biotechnology financing and his experience founding and leading public biotechnology and medical technology companies make him a valuable member of our Board who will assist in the development of our growth strategy and business plans.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2017 ANNUAL MEETING

        Isaac Blech.    Mr. Blech, age 66, has served on our Board of Directors since March 2011, as Vice Chairman of our Board since March 2012 and as lead independent director since March 2016. Until March 2011, Mr. Blech was retired. Mr. Blech has served on the board of directors of SpendSmart Networks, Inc. since March 2011; Medgenics, Inc. since May 2011; root9b Technologies since June 2011; and ContraFect Corporation since August 2011. Mr. Blech also serves as the Vice Chairman of the board of directors of Edge Therapeutics, Inc., a position he has held since January 2013, and InspireMD, Inc., a position he has held since January 2016. Previously, Mr. Blech served as the Vice Chairman of the board of directors of RestorGenex Corporation, now known as Diffusion Pharmaceuticals, Inc. from November 2013 to January 2016. Prior to joining our board of directors, Mr. Blech played a role in establishing some of the world's leading biotechnology companies such as Celgene, ICOS Corporation, Pathogenesis Corporation, Nova Pharmaceutical Corporation and Genetic Systems Corporation. These companies are responsible for major advances in oncology, infectious disease and cystic fibrosis. Mr. Blech received his B.A. in Medicine from Baruch College. Our Board of Directors believes that Mr. Blech's experience as a director of several public biotechnology and pharmaceutical companies gives him the qualifications, skills and financial expertise to serve on our Board.

        Phil Gutry.    Mr. Gutry, age 42, has served on our Board of Directors since April 2015. Mr. Gutry has 20 years of experience in the biopharmaceutical industry in a variety of senior investment, business development, and strategic roles. Since July 2015, Mr. Gutry has served as Senior Director of Business Development at Regeneron Pharmaceuticals, Inc., an integrated biopharmaceutical company. From May 2011 to June 2015, Mr. Gutry served as a Principal of MPM Capital, Inc., a venture capital firm with a focus on the life sciences industry, where he led investments in oncology and neuroscience and managed several of MPM's pharmaceutical partnerships. Prior to joining MPM Capital, Mr. Gutry worked in corporate development at Gilead Sciences, Inc., a research-based biopharmaceutical company, where he led business development activities in liver, respiratory, and infectious disease. Mr. Gutry previously worked at Riverside Partners, LLC, a health-care focused private equity firm, and The Wilkerson Group. Mr. Gutry received his A.B. in Earth Sciences from Dartmouth College and an M.B.A. in Healthcare Management from The Wharton School. Our Board of Directors believes that Mr. Gutry's experience in the biopharmaceutical industry and in venture capital makes him a valuable member of our Board.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2018 ANNUAL MEETING

        Thomas H. Aasen.    Mr. Aasen, age 55, has served on our Board of Directors since January 2016. Mr. Aasen has 30 years of professional finance, accounting and management experience focused primarily on the life sciences industry. Mr. Aasen served in various roles at ACADIA Pharmaceuticals Inc. from 1998 until his retirement in 2014, most recently as its Executive Vice President, Chief Financial Officer, Chief Business Officer and Treasurer. Previously, Mr. Aasen held financial management positions at several publicly traded life sciences companies, including Axys Pharmaceuticals, formerly Sequana Therapeutics, Genta, Inc. and Gen-Probe, Inc. Earlier in his career, Mr. Aasen held various positions in public accounting at KPMG Peat Marwick, including Audit Manager. Mr. Aasen received his B.S. in Business Administration (Accounting) from San Diego State University and is a licensed certified public accountant (inactive status) in the State of California. Our Board of Directors believes that Mr. Aasen's extensive financial management experience at biopharmaceutical companies makes him a valuable member of our Board.

        Uli Hacksell, Ph.D.    Dr. Hacksell, age 65, is our President and Chief Executive Officer, a position he has held since January 2016. He has served as the Chairman of our Board of Directors since May 2015. From September 2000 to March 2015, Dr. Hacksell served as the Chief Executive Officer and as a director of ACADIA Pharmaceuticals Inc. From February 1999 to September 2000, he served as the Executive Vice President of Drug Discovery of ACADIA. Previously, Dr. Hacksell held various senior executive positions at Astra AB, a pharmaceutical company, including Vice President of Drug Discovery and Technology, and President of Astra Draco AB, one of Astra's largest research and development subsidiaries. He also served as Vice President of CNS Preclinical R&D at Astra Arcus, another Astra subsidiary. Earlier in his career, Dr. Hacksell held the positions of Professor of Organic Chemistry and Department Chairman at Uppsala University in Sweden and served as Chairman and Vice Chairman of the European Federation of Medicinal Chemistry. Dr. Hacksell currently serves as Chairman of the board of directors of Glionova Therapeutics and is a member of the boards of directors of InDex Pharmaceuticals and Uppsala University. Dr. Hacksell received his Master of Pharmacy and a Ph.D. in Medicinal Chemistry from Uppsala University. Our Board of Directors believes that Dr. Hacksell brings to the board substantial leadership skills and scientific background that are helpful in its discussions for determining the company's growth strategy and business plans. Furthermore, our Board of Directors believes that Dr. Hacksell's strong and consistent leadership of the Company as our President and Chief Executive Officer and his experience with the Company make him particularly well qualified to be our Chairman.

        Behshad Sheldon.    Ms. Sheldon, age 52, has served on our Board of Directors since July 2014. Ms. Sheldon has more than 25 years of experience leading pharmaceutical development and commercialization in the United States and globally. She currently serves as a partner of Apple Tree Partners IV, L.P. and the President and Chief Executive Officer of Braeburn Pharmaceuticals, Inc., a portfolio company of Apple Tree Partners focused on long-acting products for central nervous system disorders, such as addiction, pain and schizophrenia. Prior to joining Braeburn in September 2012, Ms. Sheldon spent over 10 years at Otsuka Pharmaceutical Co., Ltd., most recently as Senior Vice President, Patient & Branding Strategy and a member of the board of directors of Otsuka's research and development organization, where she contributed to the oversight of 18 pre-approval programs for 13 products in central nervous system, cardio-renal, pain, dermatology, and oncology. Simultaneously, Ms. Sheldon served as Senior Vice President, Patient & Branding Strategy in Otsuka's commercial organization, overseeing global and United States' marketing, alliance management, and early development strategy. Previously, Ms. Sheldon held positions with increasing responsibility at SmithKline Beecham Corporation and Bristol-Myers for over 16 years. Throughout her 27-year career, Ms. Sheldon has driven the success of blockbuster products, such as Glucophage, Plavix, and Abilify, and contributed to several strategic alliances and acquisitions, including the landmark 2011 agreement between Otsuka and Lundbeck involving five central nervous system products. Ms. Sheldon received her B.S. in Neuroscience from the University of Rochester. Our Board of Directors believes Ms. Sheldon's extensive expertise in pharmaceutical product development, commercialization and marketing, and her track record of producing products such as Abilify, Plavix and Glucophage, gives her the qualifications and skills to serve on our Board.

 INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

        As required under the listing standards of The NASDAQ Stock Market ("NASDAQ"), on which our stock is listed, a majority of the members of our Board of Directors must qualify as "independent," as affirmatively determined by the Board. The Board of Directors regularly consults with the Company's counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

        Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following six directors are independent directors within the meaning of the applicable NASDAQ listing standards and the independence criteria set forth in our Corporate Governance Guidelines: Messrs. Aasen, Blech and Gutry, Drs. Bauer and Persson and Ms. Sheldon. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

        In making those independence determinations, the Board took into account certain relationships and transactions that occurred in the ordinary course of business between the Company and entities with which some of its directors are or have been affiliated. The Board considered all relationships and transactions that occurred during any 12-month period within the last three fiscal years, including the participation by our directors and entities affiliated with our directors in various financing transactions with the Company, and determined that there were no relationships that would interfere with their exercise of independent judgment in carrying out their responsibilities as directors.

        As provided in the Company's Related Person Transactions Policy, the Board considered that the aggregate dollar amount of the transactions during any 12-month period within the last three fiscal years did not exceed the greater of $1 million or 2% of the other company's consolidated gross revenues and, therefore, was not regarded as compromising the director's independence. Based on this review, the Board affirmatively determined that both of the directors nominated for election at the Annual Meeting are independent under the standards set forth in the Company's Corporate Governance Guidelines and applicable NASDAQ rules.

BOARD LEADERSHIP STRUCTURE

        The Company's Board of Directors is currently chaired by our President and Chief Executive Officer, Dr. Hacksell. The Board of Directors has also appointed Mr. Blech as the lead independent director of the Board.

        The Company believes that combining the positions of Chief Executive Officer and Chairman helps to ensure that the Board of Directors and management act with a common purpose. In the Company's view, separating the positions of Chief Executive Officer and Chairman has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken the Company's ability to develop and implement strategy. Instead, the Company believes that combining the positions of Chief Executive Officer and Chairman provides a single, clear chain of command to execute the Company's strategic initiatives and business plans. In addition, the Company believes that a combined Chief Executive Officer and Chairman is better positioned to act as a bridge between management and the Board of Directors, facilitating the regular flow of information.

        The Board of Directors appointed Mr. Blech as the lead independent director to help reinforce the independence of the Board as a whole. The position of lead independent director has been structured to serve as an effective balance to a combined Chief Executive Officer and Chairman. For instance, the lead independent director is empowered to, among other duties and responsibilities, approve agendas and meeting schedules for regular Board meetings, preside over and establish the agendas for meetings of the independent directors, preside over any portions of Board meetings at which the evaluation of the Board is presented or discussed, coordinate the activities of the other independent directors and perform such other duties that the Board may establish or delegate. In addition, it is the responsibility of the lead independent director to coordinate between the Board of Directors and management with regard to the determination and implementation of responses to any problematic risk management issues. As a result, the Company believes that the lead independent director can help ensure the effective independent functioning of the Board of Directors in its oversight responsibilities. In addition, the Company believes that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Chairman, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors.

        Our independent directors meet alone in executive session no less than two times per year. The Chairman of the Board may call additional executive sessions of the independent directors at any time, and the Chairman of our Board shall call an executive session at the request of a majority of the independent directors. The purpose of these executive sessions is to promote open and candid discussion among non-employee directors.

ROLE OF THE BOARD IN RISK OVERSIGHT

        Our Board of Directors believes that risk management is an important part of establishing, updating and executing the Company's business strategy. Our Board of Directors, as a whole and at the committee level, has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations, and the financial condition and performance of the Company. Our Board of Directors focuses its oversight on the most significant risks facing the Company and on its processes to identify, prioritize, assess, manage and mitigate those risks. Our Board of Directors and its committees receive regular reports from members of the Company's senior management on areas of material risk to the Company, including strategic, operational, financial, legal and regulatory risks. While our Board of Directors has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the Company.

        The Audit Committee of the Board of Directors, as part of its responsibilities, oversees the management of financial risks, including accounting matters, corporate tax positions, insurance coverage and cash investment strategy and results. The Audit Committee is also responsible for overseeing the management of risks relating to the performance of the Company's internal audit function, if required, and its independent registered public accounting firm, as well as our systems of internal controls and disclosure controls and procedures. The Compensation Committee of the Board of Directors is responsible for overseeing the management of risks relating to our executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. The Nominating and Corporate Governance Committee of the Board of Directors oversees the management of risks associated with our overall compliance and corporate governance practices, and the independence and composition of our board of directors. These committees provide regular reports, on at least a quarterly basis, to the full Board of Directors.

MEETINGS OF THE BOARD OF DIRECTORS

        The Board of Directors met 17 times during 2015. Each director attended 75% or more of the aggregate number of meetings of the Board and of the committees on which she or he served, held during the portion of 2015 for which she or he was a director or committee member. As required under applicable NASDAQ listing standards, in fiscal 2015, the Company's independent directors met four times in regularly scheduled executive sessions at which only independent directors were present.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership for each of the board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Magnus Persson, M.D., Ph.D.	X		X
Eugene A. Bauer, M.D.					X
Phil Gutry	X	*
Behshad Sheldon			X	*	X
Thomas Aasen	X
Isaac Blech			X		X	*

*
Committee Chairperson

        Below is a description of each committee of the Board of Directors Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

        The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to assist the Board of Directors in its oversight of the integrity of the Company's financial statements, financial statements, the qualifications and independence of our independent auditors, and our internal financial and accounting controls. The Audit Committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditors, and our independent auditors report directly to the audit committee. The Audit Committee also prepares the audit committee report that the SEC requires to be included in our annual proxy statement.

        The Audit Committee is composed of three directors: Mr. Aasen, Mr. Gutry and Dr. Persson. The Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company's Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards). The Board of Directors has also determined that Mr. Gutry qualifies as an "audit committee financial expert," as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Gutry's level of knowledge and experience based on a number of factors, including his formal education and experience.

        The Audit Committee met eight times during 2015. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company's website at www.cerecor.com.

Report of the Audit Committee of the Board of Directors

        The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2015 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company

Accounting Oversight Board ("PCAOB"). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants' communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm's independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Mr. Phil Gutry
Mr. Thomas Aasen
Dr. Magnus Persson

        The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

        The Compensation Committee approves the compensation objectives for the Company, approves the compensation of the Chief Executive Officer and approves or recommends to our Board of directors for approval the compensation of other executives. The Compensation Committee reviews all compensation components, including base salary, bonus, benefits and other perquisites.

        The Compensation Committee is composed of three directors: Mr. Blech, Dr. Persson and Ms. Sheldon. All members of the Company's Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the NASDAQ listing standards) and each is a non-employee member of our Board as defined in Rule 16b-3 under the Exchange Act. The Board of Directors has determined that the composition of the Compensation Committee satisfies the applicable independence requirements under, and the functioning of our Compensation Committee complies with, the applicable requirements of the NASDAQ listing rules and SEC rules and regulations.

        The Compensation Committee met seven times during 2015. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company's website at www.cerecor.com.

Compensation Committee Processes and Procedures

        Typically, the Compensation Committee meets regularly, but in no event less than annually. The agenda for each meeting is usually developed by the chair of the Compensation Committee, in consultation with Chairman as needed. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives.

        The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under its charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from internal or external legal, accounting or other advisors or consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisors engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the sole authority to approve the consultant's reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to the compensation committee, other than in-house legal counsel and certain other types of advisors, only after taking into consideration the six factors prescribed by the SEC and NASDAQ that bear upon the advisor's independence; however, there is no requirement that any adviser be independent.

        During 2015, after taking into consideration the six factors prescribed by the SEC and NASDAQ described above, the Compensation Committee engaged Radford as its compensation consultant. The Compensation Committee requested that Radford:

  •
  evaluate the efficacy of the Company's compensation strategy and practices in supporting and reinforcing the Company's long-term strategic goals, particularly in light of the Company's initial public offering; and

  •
  assist in refining the Company's compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

        As part of its engagement, Radford was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Radford ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Radford, the Compensation Committee recommended that the Board of Directors approve the recommendations of Radford relating to executive and director compensation, which are further discussed under "Executive Compensation" and "Director Compensation."

        Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. In January 2016, the Compensation Committee formed a subcommittee, currently composed of Dr. Hacksell, to which it delegated authority to grant, without any further action required by the Compensation Committee, stock options to new-hire employees who are not executive officers of the Company. The purpose of this delegation of authority is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to new, non-management employees within specified limits approved by the Compensation Committee. In particular, the subcommittee may not grant options to acquire more than an aggregate of 100,000 shares per year. As part of its oversight function, the Compensation Committee will review on a regular basis the list of grants made by the subcommittee/committee. As of March 31, 2016, the subcommittee has granted 6,000 stock options.

        Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company's compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee's process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee's compensation consultant, including analyses of executive and director compensation paid at other companies as identified by the consultant.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee of the Board of Directors is responsible for making recommendations to our Board regarding candidates for directorships and the structure and composition of our Board and the Board committees. In addition, the Nominating and Corporate Governance Committee is responsible for maintaining and recommending to our Board corporate governance guidelines applicable to the company and advising our Board on corporate governance matters.

        The Nominating and Corporate Governance Committee is composed of three directors: Dr. Bauer, Mr. Blech and Ms. Sheldon. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating and Corporate Governance Committee met once during 2015. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company's website at www.cercor.com.

        The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company's stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. While the Nominating and Corporate Governance Committee does not have a specific policy concerning diversity, it does consider potential benefits that may be achieved through diversity in viewpoint, professional experience, education and skills. The Board and the Nominating and Corporate Governance Committee assess the effectiveness of the Board's diversity efforts as part of the annual Board evaluation process.

        In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors' overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors' independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent under the Company's Corporate Governance Guidelines, and for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, an executive search firm. The Nominating and

Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote.

        The Nominating and Corporate Governance Committee also will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee between January 18, 2017 and February 17, 2017 at the following address: Corporate Secretary, Cerecor Inc., 400 E. Pratt Street, Suite 606, Baltimore, Maryland 21202.

        Our bylaws also permit stockholders to nominate director candidates for consideration at an annual meeting of stockholders. Stockholders wishing to nominate director candidates can do so by writing to Corporate Secretary, Cerecor Inc., 400 E. Pratt Street, Suite 606, Baltimore, Maryland 21202, giving the information required in our bylaws, including, among other things the full name, address and age of the proposed nominee, the proposed nominee's principal occupation or employment, the class and number of shares of capital stock of the Company owned of record and beneficially by such proposed nominee, the date or dates on which such shares were acquired and the investment intent of such acquisition and such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved). You may contact our Corporate Secretary at the address above to obtain a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations. Stockholder nominations must be received between January 18, 2017 and February 17, 2017 to be considered for candidacy at the 2017 annual meeting of stockholders.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Historically, the Company has not provided a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The Company believes its responsiveness to stockholder communications to the Board has been excellent. Nevertheless, during the upcoming year, the Nominating and Corporate Governance Committee will give full consideration to the adoption of a formal process for stockholder communications with the Board and, if adopted, publish it promptly and post it to the Company's website.

CODE OF ETHICS

        The Company has adopted the Cerecor Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company's website at www.cerecor.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

CORPORATE GOVERNANCE GUIDELINES

        In June 2015, the Board of Directors documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company's business operations as needed and to make decisions that are independent of the Company's management. The guidelines are also intended to align the interests of directors and management with those of the Company's stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to Board composition and selection, the role of the Board, director orientation and education, Board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning and Board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at www.cerecor.com.

PROPOSAL 2

APPROVAL OF THE CERECOR INC. 2016 EQUITY INCENTIVE PLAN

Summary of the Proposal

        At the Annual Meeting, our stockholders will be requested to consider and approve the Cerecor Inc. 2016 Equity Incentive Plan, or the 2016 Plan. The 2016 Plan was approved by our Board of Directors on April 5, 2016, subject to approval by our stockholders. The 2016 Plan is intended to be the successor to the Cerecor Inc. 2015 Omnibus Incentive Compensation Plan, or the 2015 Plan.

        Approval of the 2016 Plan by our stockholders will allow us to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by our Board of Directors or Compensation Committee. The 2016 Plan will also allow us to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of our employees, directors and consultants, and to provide long-term incentives that align the interests of our employees, directors and consultants with the interests of our stockholders.

Requested Shares

        Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the 2016 Plan will not exceed the sum of (i) six hundred thousand (600,000) new shares, (ii) the number of unallocated shares remaining available for the grant of new awards under the 2015 Plan as of the effective date of the 2016 Plan (which is equal to 464,476 shares as of March 31, 2016) and (iii) any Prior Plans' Returning Shares (as defined below in "Description of the 2016 Equity Incentive Plan—Shares Available for Awards"), as such shares become available from time to time. In addition, a number of shares of our common stock will be automatically added to the share reserve on January 1st of each year for a period of up to ten years, commencing on January 1, 2017 and ending on (and including) January 1, 2026, in an amount equal to 4% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, or such lesser number of shares of our common stock determined by our Board of Directors.

Key Plan Features

        The 2016 Plan includes provisions that are designed to protect our stockholders' interests and to reflect corporate governance best practices including:

  •
  No single trigger accelerated vesting upon change in control.  The 2016 Plan does not provide for automatic vesting of awards upon a change in control.

  •
  Awards subject to forfeiture/clawback.  Awards granted under the 2016 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, we may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

  •
  Repricing is not allowed.  The 2016 Plan prohibits the repricing of outstanding stock options and stock appreciation rights and the cancellation of any outstanding stock options or stock appreciation rights that have an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards under the 2016 Plan without prior stockholder approval.

  •
  No liberal change in control definition.  The change in control definition in the 2016 Plan is not a "liberal" definition. A change in control transaction must actually occur in order for the change in control provisions in the 2016 Plan to be triggered.

  •
  No discounted stock options or stock appreciation rights.  All stock options and stock appreciation rights granted under the 2016 Plan must have an exercise or strike price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

  •
  Administration by independent committee.  The 2016 Plan will be administered by the members of our Compensation Committee, all of whom are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and "independent" within the meaning of the NASDAQ listing standards. In addition, all of the members of our Compensation Committee, which has been delegated certain authorities with respect to awards that are intended to qualify as "performance-based compensation" under Section 162(m) of the Code, are "outside directors" within the meaning of Section 162(m) of the Code.

  •
  Material amendments require stockholder approval.  Consistent with NASDAQ rules, the 2016 Plan requires stockholder approval of any material revisions to the 2016 Plan. In addition, certain other amendments to the 2016 Plan require stockholder approval.

  •
  Limit on non-employee director awards and other awards.  Except in extraordinary circumstances, the maximum number of shares subject to stock awards granted under the 2016 Plan or otherwise during any calendar year to any of our non-employee directors, taken together with any cash fees paid by the Company to such non-employee director during such calendar year for service on the Board, may not exceed $500,000 in total value (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes), or with respect to the calendar year in which a non-employee director is first appointed or elected to the Board, $700,000. The 2016 Plan also contains other annual per-participant limits on stock options, stock appreciation rights and performance-based stock and cash awards.

Performance-Based Awards

        Approval of the 2016 Plan by our stockholders will also constitute approval of terms and conditions set forth therein that will permit us to grant stock options, stock appreciation rights and performance-based stock and cash awards under the 2016 Plan that may qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code. Section 162(m) of the Code disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to "covered employees" in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified "performance-based compensation," are not subject to this deduction limitation. For compensation awarded under a plan to qualify as "performance-based compensation" under Section 162(m) of the Code, among other things, the following terms must be disclosed to and approved by the stockholders before the compensation is paid: (i) a description of the employees eligible to receive such awards; (ii) a per-person limit on the number of shares subject to stock options, stock appreciation rights and performance-based stock awards, and the amount of cash subject to performance-based cash awards, that may be granted to any employee under the plan in any year; and (iii) a description of the business criteria upon which the performance goals for performance-based awards may be granted (or become vested or exercisable). Accordingly, we are requesting that our stockholders approve the 2016 Plan, which includes terms and conditions regarding eligibility for awards, annual per-person limits on awards and the business criteria for performance-based awards granted under the 2016 Plan (as described in the summary below).

        We believe it is in the best interests of our company and our stockholders to preserve the ability to grant "performance-based compensation" under Section 162(m) of the Code. However, in certain circumstances, we may determine to grant compensation to covered employees that is not intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code. Moreover, even if we grant compensation that is intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code, we cannot guarantee that such compensation ultimately will be deductible by us.

Stockholder Approval

        If this Proposal 2 is approved by our stockholders, the 2016 Plan will become effective as of the date of the Annual Meeting and no additional awards will be granted under the 2015 Plan (although all outstanding awards granted under the 2015 Plan and the Cerecor, Inc. 2011 Stock Incentive Plan, (the 2011 Plan and collectively with the 2015 Plan, the Prior Plans) under which no additional awards could be issued as of the effective date of the 2015 Plan, will continue to be subject to the terms and conditions as set forth in the agreements evidencing such awards and the terms of the Prior Plans). In the event that our stockholders do not approve this Proposal 2, the 2016 Plan will not become effective and the 2015 Plan will continue to be effective in accordance with its terms.

Overhang

        The following table provides certain additional information regarding our equity incentive program.

As of March 31, 2016
Total number of shares of common stock subject to outstanding stock options	1,450,952
Weighted-average exercise price of outstanding stock options	$6.19
Weighted-average remaining term of outstanding stock options	8.72
Total number of shares of common stock subject to outstanding full value awards	—
Total number of shares of common stock available for grant under the 2015 Plan	464,476
Total number of shares of common stock available for grant under other equity incentive plans	—

As of March 31, 2016
Total number of shares of common stock outstanding	8,650,143
Per-share closing price of common stock as reported on NASDAQ Capital Market	$3.73

Burn Rate

        The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal year 2015.

Fiscal Year 2015
Total number of shares of common stock subject to stock options granted	523,390
Total number of shares of common stock subject to full value awards granted	—
Total number of shares of common stock outstanding as of 12/31/15	8,650,143
Burn Rate	6.05%

Description of the 2016 Equity Incentive Plan

        The material features of the 2016 Plan are described below. The following description of the 2016 Plan is a summary only and is qualified in its entirety by reference to the complete text of the 2016 Plan. Stockholders are urged to read the actual text of the 2016 Plan in its entirety, which is attached to this proxy statement as Exhibit A.

Purpose

        The 2016 Plan is designed to secure and retain the services of our employees, directors and consultants, provide incentives for our employees, directors and consultants to exert maximum efforts for the success of our company and our affiliates, and provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock.

Successor to 2015 Plan

        The 2016 Plan is intended to be the successor to the 2015 Plan. If the 2016 Plan is approved by our stockholders, no additional awards will be granted under the 2015 Plan.

Types of Awards

        The terms of the 2016 Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards, and performance awards that may be settled in cash, stock, or other property.

Shares Available for Awards

        Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the 2016 Plan, or the Share Reserve, will not exceed 2,515,428 shares, which is the sum of (i) 600,000 shares, plus (ii) the number of unallocated shares remaining available for the grant of new awards under the 2015 Plan as of the effective date of the 2016 Plan and (ii) any Prior Plans' Returning Shares (as defined below), as such shares become available from time to time. In addition, the share reserve will automatically increase on January 1st of each year, for a period of up to ten years, commencing on January 1, 2017 and ending on (and including) January 1, 2026, in an amount equal to 4% of our shares of common stock outstanding on December 31st of the preceding calendar year; however the board of directors or compensation committee may act prior to January 1st of a given year to provide that there will be no January 1st increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares of common stock than would otherwise occur pursuant the automatic increase.

        The term "Prior Plans' Returning Shares" refer to the following shares of our common stock subject to any outstanding stock award granted under the Prior Plans: (i) any shares subject to such stock award that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares subject to such stock award that are not issued because such stock award is settled in cash; (iii) any shares issued pursuant to such stock award that are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares; and (iv) any shares that are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of a stock award.

        The following shares of our common stock will become available again for issuance under the 2016 Plan: (i) any shares subject to a stock award that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares subject to a stock award that are not issued because such stock award is settled in cash; (iii) any shares issued pursuant to a stock award that are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares; and any shares reacquired by the Company in satisfaction of tax withholding obligations on a stock award or as consideration for the exercise or purchase price of a stock award.

Eligibility

        All of our (including our affiliates') approximately 15 employees, six non-employee directors and one consultant as of April 5, 2016 are eligible to participate in the 2016 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2016 Plan only to our employees (including officers) and employees of our affiliates.

Section 162(m) Limits

        Under the 2016 Plan, subject to adjustment for certain changes in our capitalization, no participant will be eligible to be granted performance-based compensation during any calendar year more than: (i) a maximum of 500,000 shares of our common stock subject to stock options and stock appreciation rights whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value of our common stock on the date of grant; (ii) a maximum of 500,000 shares of our common stock subject to performance stock awards; and (iii) a maximum of $3,500,000 subject to performance cash awards. These limits are designed to allow us to grant awards that are intended to be exempt from the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code, and will not apply to awards that the Board determines will not be treated as performance-based compensation.

Non-Employee Director Compensation Limit

        Under the 2016 Plan, the maximum number of shares of our common stock subject to stock awards granted under the 2016 Plan or otherwise during any one calendar year to any of our non-employee directors, taken together with any cash fees paid by the Company to such non-employee director during such calendar year for services on the Board of Directors, will not exceed $500,000 in total value (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes), or, with respect to the calendar year in which a non-employee director is first appointed or elected to the Board, $700,000.

Administration

        The 2016 Plan will be administered by our Board of Directors, which may in turn delegate authority to administer the 2016 Plan to a committee. Our Board of Directors has delegated concurrent authority to administer the 2016 Plan to our Compensation Committee, but may, at any time, revest in itself some or all of the power delegated to our Compensation Committee. The Board of Directors and the Compensation Committee are each considered to be a Plan Administrator for purposes of this Proposal 2. Subject to the terms of the 2016 Plan, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common subject to or the cash value of awards, and the terms and conditions of awards granted under the 2016 Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise or strike price of stock options and stock appreciation rights granted under the 2016 Plan.

        The Plan Administrator may also delegate to one or more officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares of our common stock subject to such stock awards. Under any such delegation, the Plan Administrator will specify the total number of shares of our common stock that may be subject to the stock awards granted by such officer. The officer may not grant a stock award to himself or herself.

Repricing; Cancellation and Re-Grant of Stock Awards

        Under the 2016 Plan, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders. Such approval must be obtained within 12 months prior to such an event.

Stock Options

        Stock options may be granted under the 2016 Plan pursuant to stock option agreements. The 2016 Plan permits the grant of stock options that are intended to qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs.

        The exercise price of a stock option granted under the 2016 Plan may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see "Limitations on Incentive Stock Options" below), may not be less than 110% of such fair market value.

        The term of stock options granted under the 2016 Plan may not exceed ten years and, in some cases (see "Limitations on Incentive Stock Options" below), may not exceed five years. Except as otherwise provided in a participant's stock option agreement or other written agreement with us or one of our affiliates, if a participant's service relationship with us or any of our affiliates (referred to in this Proposal 2 as "continuous service") terminates (other than for cause and other than upon the participant's death or disability), the participant may exercise any vested stock options for up to three months following the participant's termination of continuous service. Except as otherwise provided in a participant's stock option agreement or other written agreement with us or one of our affiliates, if a participant's continuous service terminates due to the participant's disability or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant's termination due to the participant's disability or for up to 18 months following the participant's death. Except as explicitly provided otherwise in a participant's stock option agreement or other written agreement with us or one of our affiliates, if a participant's continuous service is terminated for cause (as defined in the 2016 Plan), all stock options held by the participant will terminate upon the participant's termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant's stock option agreement or other written agreement with us or one of our affiliates, the term of a stock option may be extended if the exercise of the stock option following the participant's termination of continuous service (other than for cause and other than upon the participant's death or disability) would be prohibited by applicable securities laws or if the sale of any common stock received upon exercise of the stock option following the participant's termination of continuous service (other than for cause) would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.

        Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2016 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.

        Stock options granted under the 2016 Plan may become exercisable in cumulative increments, or "vest," as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the 2016 Plan may be subject to different vesting schedules as the Plan Administrator may determine.

        The Plan Administrator may impose limitations on the transferability of stock options granted under the 2016 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the 2016 Plan other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant's death.

Limitations on Incentive Stock Options

        The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

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  the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and

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  the term of the ISO must not exceed five years from the date of grant.

        Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the 2016 Plan is 5,000,000 shares.

Stock Appreciation Rights

        Stock appreciation rights may be granted under the 2016 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of the common stock subject to the stock appreciation right on the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the 2016 Plan.

Restricted Stock Awards

        Restricted stock awards may be granted under the 2016 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant's services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. A restricted stock award agreement may provide that any dividends paid on restricted stock will be subject to the same vesting conditions as apply to the shares subject to the restricted stock award. Upon a participant's termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

Restricted Stock Unit Awards

        Restricted stock unit awards may be granted under the 2016 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award, provided that any additional shares credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying restricted stock unit award. Except as otherwise provided in a participant's restricted stock unit award agreement or other written agreement with us or one of our affiliates, restricted stock units that have not vested will be forfeited upon the participant's termination of continuous service for any reason.

Performance Awards

        The 2016 Plan allows us to grant performance stock and cash awards, including such awards that may qualify as performance-based compensation that is not subject to the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code.

        A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our performance subcommittee, except that the Plan Administrator also may make any such determinations to the extent that the award is not intended to qualify as performance-based compensation under Section 162(m) of the Code. In addition, to the extent permitted by applicable law and the performance stock award agreement, the Plan Administrator may determine that cash may be used in payment of performance stock awards.

        A performance cash award is a cash award that is payable contingent upon the attainment of pre-determined performance goals during a performance period. A performance cash award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our Compensation Committee, except that the Plan Administrator also may make any such determinations to the extent that the award is not intended to qualify as performance-based compensation under Section 162(m) of the Code. The Plan Administrator may specify the form of payment of performance cash awards, which may be cash or other property, or may provide for a participant to have the option for his or her performance cash award to be paid in cash or other property.

        In granting a performance stock or cash award intended to qualify as "performance-based compensation" under Section 162(m) of the Code, our Compensation Committee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) of the Code (no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed, and in any event at a time when the achievement of the performance goals remains substantially uncertain), our Compensation Committee will establish the performance goals, based upon one or more criteria, or performance criteria, enumerated in the 2016 Plan and described below. As soon as administratively practicable following the end of the performance period, our Compensation Committee will certify in writing whether the performance goals have been satisfied.

        Performance goals under the 2016 Plan may be based on any one or more of the following performance criteria (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, earnings before interest, taxes and depreciation and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholder equity; (vii) total stockholder return or growth in total stockholder return either directly or in relation to a comparative group; (viii) return on capital; (ix) return on assets or net assets; (x) revenue, growth in revenue or return on sales; (xi) income or net income; (xii) operating income, (xiii) net operating income or net operating income after tax; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue or return on operating profit; (xvii) regulatory filings; (xviii) regulatory approvals, litigation or regulatory resolution goals; (xix) other operational, regulatory or departmental objectives; (xx) budget comparisons; (xxi) growth in stockholder value relative to established indexes, or another peer group or peer group index; (xxiii) development and implementation of strategic plans and/or organizational restructuring goals; (xxiv) development and implementation of risk and crisis management programs; (xxv) improvement in workforce diversity; (xxvi) compliance requirements and compliance relief; (xxvii) safety goals; (xxviii) productivity goals; (xxix) workforce management and succession planning goals; (xxx) economic value added (including typical adjustments consistently applied from generally accepted accounting principles required to determine economic value added performance measures); (xxxi) measures of customer satisfaction, employee satisfaction or staff development; (xxxii) development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Company's revenue or profitability or enhance its customer base; (xxxiii) merger and acquisitions; (xxxiv) implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment and dates, clinical trial results, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, new and supplemental indications for existing products, and product supply); (xxxv) initiation of phases of clinical trials and/or studies by specific dates; (xxxvi) acquisition of new customers, including institutional accounts; (xxxvii) customer retention and/or repeat order rate; (xxxviii) number of institutional customer accounts (xxxix) budget management; (xl) improvements in sample and test processing times; (xli) regulatory milestones; (xlii) progress of internal research or clinical programs; (xliii) progress of partnered programs; (xliv) partner satisfaction; (xlv) milestones related to samples received and/or tests run; (xlvi) expansion of sales in additional geographies or markets; (xlvii) research progress, including the development of programs; (xlviii) submission to, or approval by, a regulatory body (including, but not limited to the U.S. Food and Drug Administration) of an applicable filing or a product; (xlix) timely completion of clinical trials; (l) milestones related to samples received and/or tests or panels run; (li) expansion of sales in additional geographies or markets; (lii) research progress, including the development of programs; (liii) patient samples processed and billed; (liv) sample processing operating metrics (including, without limitation, failure rate maximums and reduction of repeat rates); (lv) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; (lvi) and other similar criteria consistent with the foregoing; and (lvii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

        Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Our Compensation Committee (or, to the extent that an award is not intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Plan Administrator) is authorized to make appropriate adjustments in the method of calculating the attainment of performance goals for a performance period as follows; provided, however, that to the extent that an award is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, any such adjustment may be made only if such adjustment is objectively determinable and specified in the award agreement at the time the award is granted or in such other document setting forth the performance goals for the award at the time the performance goals are established: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are unusual in nature or occur infrequently as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company's bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles..

        In addition, our Compensation Committee (or, to the extent that an award is not intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Plan Administrator) retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards

        Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other stock awards under the 2016 Plan. The Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other stock awards.

Clawback Policy

        Awards granted under the 2016 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement as the Plan Administrator determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of our common stock or other cash or property upon the occurrence of cause.

Changes to Capital Structure

        In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2016 Plan and by which the share reserve may increase automatically each year; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class(es) and maximum number of securities that may be awarded to any participant pursuant to Section 162(m) limits; (iv) the class(es) and maximum number of securities that may be awarded to any non-employee director; and (v) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Corporate Transaction

        In the event of a corporate transaction (as defined in the 2016 Plan and described below), the Plan Administrator may take one or more of the following actions with respect to stock awards, contingent upon the closing or consummation of the corporate transaction, unless otherwise provided in the instrument evidencing the stock award, in any other written agreement between us or one of our affiliates and the participant or in our director compensation policy, or unless otherwise provided by the Plan Administrator at the time of grant of the stock award:

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  arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the stock award or to substitute a similar stock award for the stock award (including an award to acquire the same consideration paid to our stockholders pursuant to the corporate transaction);

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  arrange for the assignment of any reacquisition or repurchase rights held by us in respect of our common stock issued pursuant to the stock award to the surviving or acquiring corporation (or its parent company);

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  accelerate the vesting (and, if applicable, the exercisability) of the stock award to a date prior to the effective time of the corporate transaction as determined by the Plan Administrator (or, if the Plan Administrator does not determine such a date, to the date that is five days prior to the effective date of the corporate transaction), with the stock award terminating if not exercised (if applicable) at or prior to the effective time of the corporate transaction; provided, however, that the Plan Administrator may require participants to complete and deliver to us a notice of exercise before the effective date of a corporate transaction, which is contingent upon the effectiveness of the corporate transaction;

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  arrange for the lapse of any reacquisition or repurchase rights held by us with respect to the stock award;

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  cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the corporate transaction, and pay such cash consideration (including no consideration) as the Plan Administrator may consider appropriate; and

  •
  cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the corporate transaction, in exchange for a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the per share amount payable to holders of common stock in connection with the corporate transaction, over (B) the per share exercise price under the applicable award. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. In addition, any escrow, holdback, earnout or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of common stock.

        The Plan Administrator is not required to take the same action with respect to all stock awards or portions of stock awards or with respect to all participants. The Plan Administrator may take different actions with respect to the vested and unvested portions of a stock award.

        In the event of a corporate transaction, unless otherwise provided in the instrument evidencing a performance cash award or any other written agreement between us or one of our affiliates and the participant, or unless otherwise provided by the Plan Administrator, all performance cash awards will terminate prior to the effective time of the corporate transaction.

        For purposes of the 2016 Plan, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of more than 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to the transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control

        Under the 2016 Plan, a stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as defined in the 2016 Plan and described below) as may be provided in the participant's stock award agreement, in any other written agreement with us or one of our affiliates or in our director compensation policy, but in the absence of such provision, no such acceleration will occur.

        For purposes of the 2016 Plan, a change in control generally will be deemed to occur in the event: (i) a person, entity or group acquires, directly or indirectly, our securities representing more than 50% of the combined voting power of our then outstanding securities, other than by virtue of a merger, consolidation, or similar transaction; (ii) there is consummated a merger, consolidation, or similar transaction and, immediately after the consummation of such transaction, our stockholders immediately prior thereto do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the surviving entity or the parent of the surviving entity in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; (iii) there is consummated a sale or other disposition of all or substantially all of our consolidated assets, other than a sale or other disposition to an entity in which more than 50% of the entity's combined voting power is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such sale or other disposition; or (iv) a majority of our Board becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the Board members or their approved successors.

Plan Amendments and Termination

        The Plan Administrator will have the authority to amend or terminate the 2016 Plan at any time. However, except as otherwise provided in the 2016 Plan or an award agreement, no amendment or termination of the 2016 Plan may materially impair a participant's rights under his or her outstanding awards without the participant's consent.

        We will obtain stockholder approval of any amendment to the 2016 Plan as required by applicable law and listing requirements. No incentive stock options may be granted under the 2016 Plan after the tenth anniversary of the date the 2016 Plan was adopted by our Board of Directors.

U.S. Federal Income Tax Consequences

        The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the 2016 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant's tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the 2016 Plan. The 2016 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

        Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant's tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant's capital gain holding period for those shares will begin on that date.

        Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

        The 2016 Plan provides for the grant of stock options that are intended to qualify as "incentive stock options," as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant's tax basis in that share will be long-term capital gain or loss.

        If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

        For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant's alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

        We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness and the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

        Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

        The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

        Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards

        Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Code (including delivery upon achievement of a performance goal), in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

        The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

        Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights

        Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

NEW PLAN BENEFITS

	2016 Equity Incentive Plan
Name and position	Dollar value		Number of shares
Uli Hacksell, Ph.D.		(1)		(1)
President and Chief Executive Officer
Blake M. Paterson, M.D.		(1)		(1)
Former President and Chief Executive Officer
Ronald Marcus, M.D.		(1)		(1)
Chief Medical Officer
John Kaiser		(1)		(1)
Chief Business Officer
All current executive officers as a group		(1)		(1)
All current directors who are not executive officers as a group(2)	$274,000 per calendar year		50,142
All employees, including all current officers who are not executive officers, as a group		(1)		(1)

(1)
Dr. Patterson's employment with the Company terminated on December 31, 2015. Awards granted under the 2016 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the 2016 Plan, and our Board and our Compensation Committee have not granted any awards under the 2016 Plan subject to stockholder approval of this Proposal 2. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the 2016 Plan, as well as the benefits or amounts which would have been received by or allocated to our executive officers and other employees for fiscal year 2015 if the 2016 Plan had been in effect, are not determinable.

(2)
Awards granted under the 2016 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the 2016 Plan. However, pursuant to our compensation policy for non-employee directors, each of our current non-employee directors is eligible to receive an annual retainer of $35,000 for serving on the Board and, if applicable, an annual retainer of $25,000 for serving as the Chairman of the Board. The chairpersons of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee receive an additional $7,500, $5,000, and $3,500, respectively, per year for service as chairperson for such committee. Members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee each receive an additional $7,500, $5,000 and $3,500, respectively, per year for service on such committee. A non-employee director may elect to receive the value of such retainers in the form of stock options. The number of shares subject to each option grant is determined on the basis of the "fair value" of our common stock using a Black-Scholes or binomial valuation model on the last day of each calendar quarter (the date the cash retainer payment would otherwise be made), and, therefore, is not determinable at this time. These options are immediately vested upon grant. Any non-employee director who is first elected to the Board will be granted an option to purchase 16,714 shares of our common stock on the date of his or her initial election to the Board. In addition, on the date of each annual meeting, each person who continues to serve as a non-employee member of the Board of Directors following such annual meeting will be granted a stock option to purchase 8,357 shares of our common stock. All option grants will have an exercise price per share equal to the fair market value of our common stock on the date of grant. Each initial grant for a non-employee director will vest over a three year period, and each annual grant for a non-employee director will vest over a one year period, in each case subject to the director's continuing service on our Board of Directors. After the date of the Annual Meeting, any such awards will be granted under the 2016 Plan if this Proposal 2 is approved by our stockholders. For additional information regarding our compensation policy for non-employee directors, see "Director Compensation" below.

Required Vote and Board of Directors Recommendation

        Approval of this Proposal 2 requires the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting either in person or by proxy. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" THE APPROVAL OF THE
CERECOR INC. 2016 EQUITY INCENTIVE PLAN.

PROPOSAL 3

APPROVAL OF THE CERECOR INC. EMPLOYEE STOCK PURCHASE PLAN

Summary of the Proposal

        At the Annual Meeting, our stockholders will be requested to consider and act upon a proposal to approve the Cerecor Inc. 2016 Employee Stock Purchase Plan, or the 2016 ESPP. The 2016 ESPP was approved by our board of directors on April 5, 2016, subject to approval by our stockholders.

        Approval of the 2016 ESPP by our stockholders will allow us to provide our employees with the opportunity to acquire an ownership interest in the Company through their participation in the 2016 ESPP, thereby encouraging them to remain in our service and more closely aligning their interests with those of our stockholders.

        If this proposal is approved by our stockholders, subject to adjustment for certain changes in our capitalization, the maximum number of shares of our common stock that may be issued under the 2016 ESPP will be 500,000 shares, plus the number of shares of our common stock that are automatically added on January 1st of each year for a period of up to ten years, commencing on January 1, 2017 and ending on (and including) January 1, 2026, in an amount equal to the lesser of (i) 1% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, (ii) 500,000 shares of our common stock, or (iii) such lesser number of shares of our common stock determined by our board of directors or compensation committee. We do not maintain any other employee stock purchase plans. As of March 31, 2016, a total of 8,650,143 shares of our common stock were outstanding.

        If this proposal is approved by our stockholders, the 2016 ESPP will become effective as of the date of the Annual Meeting. In the event that our stockholders do not approve this proposal, the 2016 ESPP will not become effective.

Description of the Cerecor Inc. 2016 Employee Stock Purchase Plan

        The material features of the 2016 ESPP are described below. The following description of the 2016 ESPP is a summary only and is qualified in its entirety by reference to the text of the 2016 ESPP, which is attached hereto as Exhibit B.

Purpose

        The purpose of the 2016 ESPP is to provide a means by which our employees may be given an opportunity to purchase shares of our common stock, to assist us in retaining the services of our employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for our success. The rights to purchase common stock granted under the 2016 ESPP are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended, or the Code.

Administration

        Our board of directors has the power to administer the 2016 ESPP and may also delegate administration of the 2016 ESPP to a committee comprised of one or more members of our board of directors. Our board of directors has delegated administration of the 2016 ESPP to our compensation committee, but may, at any time, revest in itself some or all of the powers previously delegated to our compensation committee. Our board of directors and our compensation committee are each considered to be a Plan Administrator for purposes of this proposal. The Plan Administrator has the final power to construe and interpret both the 2016 ESPP and the rights granted under it. The Plan Administrator has the power, subject to the provisions of the 2016 ESPP, to determine when and how rights to purchase our common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any of our parent or subsidiary companies will be eligible to participate in the 2016 ESPP.

Stock Subject to 2016 ESPP

        Subject to adjustment for certain changes in our capitalization, the maximum number of shares of our common stock that may be issued under the 2016 ESPP is 500,000 shares, plus the number of shares of our common stock that are automatically added on January 1st of each year for a period of up to ten years, commencing on January 1, 2017 and ending on (and including) January 1, 2026, in an amount equal to the lesser of (i) 1% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, and (ii) 500,000 shares of our common stock; provided, that prior to the date of any annual increase, our board of directors may determine that such increase will be less than the amount set forth in clauses (i) or (ii). If any rights granted under the 2016 ESPP terminate without being exercised in full, the shares of common stock not purchased under such rights again become available for issuance under the 2016 ESPP. The shares of common stock issuable under the 2016 ESPP will be shares of authorized but unissued or reacquired common stock, including shares repurchased by us on the open market.

Offerings

        The 2016 ESPP will be implemented by offerings of rights to purchase our common stock to all eligible employees. The Plan Administrator will determine the duration of each offering period, provided that in no event may an offering period exceed 27 months. The Plan Administrator may establish separate offerings which vary in terms (although not inconsistent with the provisions of the 2016 ESPP or the requirements of applicable laws). Each offering period will have one or more purchase dates, as determined by the Plan Administrator prior to the commencement of the offering period. The Plan Administrator has the authority to alter the terms of an offering prior to the commencement of the offering period, including the duration of subsequent offering periods. When an eligible employee elects to join an offering period, he or she is granted a right to purchase shares of our common stock on each purchase date within the offering period. On the purchase date, all contributions collected from the participant are automatically applied to the purchase of our common stock, subject to certain limitations (which are described further below under "Eligibility").

        The Plan Administrator has the discretion to structure an offering so that if the fair market value of our common stock on any purchase date during the offering period is less than or equal to the fair market value of our common stock on the first day of the offering period, then that offering will terminate immediately following the purchase of shares of our common stock on such purchase date, and the participants in such terminated offering will be automatically enrolled in a new offering that begins immediately after such purchase date.

Eligibility

        Any individual who is employed by us (or by any of our parent or subsidiary companies if such company is designated by the Plan Administrator as eligible to participate in the 2016 ESPP) may participate in offerings under the 2016 ESPP, provided such individual has been employed by us (or our parent or subsidiary, if applicable) for such continuous period preceding the first day of the offering period as the Plan Administrator may require, but in no event may the required period of continuous employment be equal to or greater than two years. In addition, the Plan Administrator may provide that an employee will not be eligible to be granted purchase rights under the 2016 ESPP unless such employee is customarily employed for more than 20 hours per week and five months per calendar year. The Plan Administrator may also provide in any offering that certain of our employees who are "highly compensated" as defined in the Code are not eligible to participate in the 2016 ESPP.

        No employee will be eligible to participate in the 2016 ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any of our parent or subsidiary companies, including any stock which such employee may purchase under all outstanding purchase rights and options. In addition, no employee may purchase more than $25,000 worth of our common stock (determined based on the fair market value of the shares at the time such rights are granted) under all our employee stock purchase plans and any employee stock purchase plans of our parent or subsidiary companies for each calendar year during which such rights are outstanding.

        If this proposal is approved by our stockholders, all of our approximately 15 employees as of April 5, 2016, will be eligible to participate in the 2016 ESPP.

Participation in the 2016 ESPP

        An eligible employee may enroll in the 2016 ESPP by delivering to us, prior to the date selected by the Plan Administrator as the beginning of an offering period, an agreement authorizing contributions which may not exceed the maximum amount specified by the Plan Administrator, but in any case which may not exceed 15% of such employee's earnings during the offering period. Each participant will be granted a separate purchase right for each offering in which he or she participates. Unless an employee's participation is discontinued, his or her purchase right will be exercised automatically at the end of each purchase period at the applicable purchase price.

Purchase Price

        The purchase price per share at which shares of our common stock are sold on each purchase date during an offering period will not be less than the lower of (i) 85% of the fair market value of a share of our common stock on the first day of the offering period or (ii) 85% of the fair market value of a share of our common stock on the purchase date. As of March 31, 2016, the closing price of our common stock as reported on the NASDAQ Capital Market was $3.73 per share.

Payment of Purchase Price; Payroll Deductions

        The purchase of shares during an offering period generally will be funded by a participant's payroll deductions accumulated during the offering period. A participant may change his or her rate of contributions, as determined by the Plan Administrator in the offering. All contributions made for a participant are credited to his or her account under the 2016 ESPP and deposited with our general funds.

Purchase Limits

        In connection with each offering made under the 2016 ESPP, the Plan Administrator may specify (i) a maximum number of shares of our common stock that may be purchased by any participant pursuant to such offering, (ii) a maximum number of shares of our common stock that may be purchased by any participant on any purchase date pursuant to such offering, (iii) a maximum aggregate number of shares of our common stock that may be purchased by all participants pursuant to such offering, and/or (iv) a maximum aggregate number of shares of our common stock that may be purchased by all participants on any purchase date pursuant to such offering. If the aggregate purchase of shares of our common stock issuable upon exercise of purchase rights granted under such offering would exceed any such maximum aggregate number, then the Plan Administrator will make a pro rata allocation of available shares in a uniform and equitable manner.

Withdrawal

        Participants may withdraw from an offering by delivering a withdrawal form to us and terminating their contributions. Such withdrawal may be elected at any time prior to the end of an offering, except as otherwise provided by the Plan Administrator. Upon such withdrawal, we will distribute to the employee his or her accumulated but unused contributions without interest, and such employee's right to participate in that offering will terminate. However, an employee's withdrawal from an offering does not affect such employee's eligibility to participate in any other offerings under the 2016 ESPP.

Termination of Employment

        A participant's rights under any offering under the 2016 ESPP will terminate immediately if the participant either (i) is no longer employed by us or any of our parent or subsidiary companies (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. In such event, we will distribute to the participant his or her accumulated but unused contributions without interest.

Restrictions on Transfer

        Rights granted under the 2016 ESPP are not transferable except by will, by the laws of descent and distribution, or if permitted by us, by a beneficiary designation. During a participant's lifetime, such rights may only be exercised by the participant.

Changes in Capitalization

        In the event of certain changes in our capitalization, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2016 ESPP; (ii) the class(es) and maximum number of securities by which the share reserve it to increase automatically each year; (iii) the class(es) and number of securities subject to, and the purchase price applicable to, outstanding offerings and purchase rights; and (iv) the class(es) and number of securities that are the subject of any purchase limits under each ongoing offering.

Effect of Certain Corporate Transactions

        In the event of a corporate transaction (as defined in the 2016 ESPP and described below), (i) any surviving or acquiring corporation (or its parent company) may assume or continue outstanding purchase rights granted under the 2016 ESPP or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the corporate transaction) for such outstanding purchase rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such outstanding purchase rights or does not substitute similar rights for such outstanding purchase rights, then the participants' accumulated contributions will be used to purchase shares of our common stock within ten business days prior to the corporate transaction under such purchase rights, and such purchase rights will terminate immediately after such purchase.

        For purposes of the 2016 ESPP, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of such transaction.

Duration, Amendment and Termination

        The Plan Administrator may amend or terminate the 2016 ESPP at any time. However, except in regard to certain capitalization adjustments, any such amendment must be approved by our stockholders if such approval is required by applicable law or listing requirements.

        Any outstanding purchase rights granted before an amendment or termination of the 2016 ESPP will not be materially impaired by any such amendment or termination, except (i) with the consent of the employee to whom such purchase rights were granted, (ii) as necessary to comply with applicable laws, listing requirements or governmental regulations (including Section 423 of the Code), or (iii) as necessary to obtain or maintain favorable tax, listing or regulatory treatment.

        Notwithstanding anything in the 2016 ESPP or any offering to the contrary, the Plan Administrator will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit contributions in excess of the amount designated by a participant in order to adjust for mistakes in the processing of properly completed contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of our common stock for each participant properly correspond with amounts withheld from the participant's contributions; (iv) amend any outstanding purchase rights or clarify any ambiguities regarding the terms of any offering to enable such purchase rights to qualify under and/or comply with Section 423 of the Code; and (v) establish other limitations or procedures as the Plan Administrator determines in its sole discretion advisable that are consistent with the 2016 ESPP. Any such actions by the Plan Administrator will not be considered to alter or impair any purchase rights granted under an offering as they are part of the initial terms of each offering and the purchase rights granted under each offering.

Federal Income Tax Information

        The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the 2016 ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant's tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of a purchase right or the sale or other disposition of common stock acquired under the 2016 ESPP. The 2016 ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

        Rights granted under the 2016 ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423 of the Code.

        A participant will be taxed on amounts withheld for the purchase of shares of our common stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant as a result of the granting or exercise of a purchase right until a sale or other disposition of the acquired shares. The taxation upon such sale or other disposition will depend upon the holding period of the acquired shares.

        If the shares are sold or otherwise disposed of more than two years after the beginning of the offering period and more than one year after the shares are transferred to the participant, then the lesser of the following will be treated as ordinary income: (i) the excess of the fair market value of the shares at the time of such sale or other disposition over the purchase price; or (ii) the excess of the fair market value of the shares as of the beginning of the offering period over the purchase price

(determined as of the beginning of the offering period). Any further gain or any loss will be taxed as a long-term capital gain or loss.

        If the shares are sold or otherwise disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income at the time of such sale or other disposition. The balance of any gain will be treated as capital gain. Even if the shares are later sold or otherwise disposed of for less than their fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the shares on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the shares have been held.

        There are no federal income tax consequences to us by reason of the grant or exercise of rights under the 2016 ESPP. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant for shares sold or otherwise disposed of before the expiration of the holding periods described above (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

New Plan Benefits

        Participation in the 2016 ESPP is voluntary and each eligible employee will make his or her own decision regarding whether and to what extent to participate in the 2016 ESPP. In addition, our board of directors and our compensation committee have not granted any purchase rights under the 2016 ESPP that are subject to stockholder approval of this proposal. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the 2016 ESPP, as well as the benefits or amounts which would have been received by or allocated to our executive officers and other employees for the fiscal year ended December 31, 2015 if the 2016 ESPP had been in effect, are not determinable. Our non-employee directors will not be eligible to participate in the 2016 ESPP.

Required Vote and Board of Directors Recommendation

        Approval of this Proposal 3 requires the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting either in person or by proxy. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" THE APPROVAL OF THE
CERECOR INC. EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since 2011. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2015 and 2014, by Ernst & Young LLP, the Company's principal accountant.

	Fiscal Year Ended December 31,
	2015		2014
Audit Fees	$1,127,428	(1)	$257,956

(1)
Audit fees in 2015 included fees for services associated with documents filed with the SEC, including our Registration Statement on Form S-1.

        All fees described above were pre-approved by the Audit Committee.

        In connection with the audit of the 2015 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP that sets forth the terms by which Ernst & Young LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

PRE-APPROVAL POLICIES AND PROCEDURES.

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company's independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

        The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant's independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF THE
COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of March 31, 2016 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders:
New Enterprise Associates 14, L.P. and affiliates	595,435	6.9%
c/o New Enterprise Associates
1954 Greenspring Drive, Suite 600
Timonium, MD 21093(2)
Apple Tree Partners IV, L.P.	595,436	6.9%
47 Hulfish Street, Suite 441
Princeton, NJ 08542(3)
MPM BioVentures V, L.P. and affiliates	595,436	6.9%
450 Kendall Street
Cambridge, MA 02142(4)
Directors and Named Executive Officers:
Uli Hacksell, Ph.D.(5)	11,607	*
Blake M. Paterson, M.D.(6)	428,637	4.8%
Ronald Marcus, M.D.(7)	13,929	*
John Kaiser(8)	40,712	*
Eugene A. Bauer, M.D.(9)	33,927	*
Thomas H. Aasen	—	*
Isaac Blech(10)	487,363	5.6%
Magnus Persson, M.D., Ph.D.(11)	24,999	*
Phil Gutry	—	*
Behshad Sheldon	—	*
All current executive officers and directors as a group (10 persons)(12)	612,537	6.7%

*
Less than one percent.

(1)
This table is based upon information supplied by our executive officers, directors and principal stockholders and the Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 8,650,143 shares outstanding on March 31, 2016, adjusted as required by rules promulgated by the SEC.

(2)
Consists of (a) 594,245 shares of common stock directly held by New Enterprise Associates 14, L.P. ("NEA 14") and (b) 1,190 shares of common stock directly held by NEA Ventures 2014, L.P. ("NEA Ventures"). These shares are indirectly held by NEA Partners 14, Limited Partnership ("NEA Partners 14"), the sole general partner of NEA 14, NEA 14 GP, LTD., ("NEA 14 GP"), the sole general partner of NEA Partners 14, and each of the individual directors of NEA 14 GP. The individual directors of NEA 14 GP are M. James Barrett, Peter J. Barris, Forest Baskett, Ryan D. Drant, Anthony A. Florence, Jr., Patrick J. Kerins, Krishna "Kittu" Kolluri, David M. Mott, Scott D. Sandell, Peter Sonsini, Ravi Viswanathan and Harry R. Weller. NEA 14, NEA

  Partners 14, NEA 14 GP and the directors of NEA GP share voting and dispositive power with respect to the shares held by NEA 14. The shares directly held by NEA Ventures are indirectly held by Karen P. Welsh, the general partner of NEA Ventures, who holds voting and dispositive power with respect to the shares held by NEA Ventures. All indirect holders of the above referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest therein, if any.

(3)
Consists of 595,436 shares of common stock owned by Apple Tree Partners IV, L.P. ("ATP IV"). As the sole general partner of ATP IV, ATP III GP, Ltd., or the GP, may be deemed to own beneficially our shares held by ATP IV. As the sole director of the GP, Dr. Seth L. Harrison may be deemed to own beneficially our shares held by ATP IV. Dr. Harrison disclaims beneficial ownership except to the extent of his pecuniary interest in our shares held by ATP IV.

(4)
Consists of (a) 573,170 shares of common stock directly held by MPM BioVentures V, L.P. ("MPM BioVentures V") and (b) 22,266 shares of common stock directly held by MPM Asset Management Investors BV5 LLC ("MPM Asset Management"). MPM BioVentures V GP LLC is the general partner of MPM BioVentures V. MPM BioVentures V LLC is the managing member of MPM BioVentures V GP LLC and the manager of Asset Management LLC. The members of MPM BioVentures V LLC are Luke Evnin, Todd Foley, Ansbert Gadicke, Vaughn Kailian and James Scopa. Each member shares voting and dispositive power with respect to the shares held by each of MPM BioVentures V and MPM Asset Management. All indirect holders of the above referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest therein, if any.

(5)
Includes 11,607 shares of common stock issuable upon the exercise of options within 60 days of March 31, 2016.

(6)
Includes (a) 321,495 shares of common stock issuable upon the exercise of options within 60 days of March 31, 2016, (b) 35,714 shares of common stock held by the Paterson Family 2014 Irrevocable Trust and (c) 15,357 shares of common stock held by the Alexander Z. Paterson Irrevocable Trust.

(7)
Includes 13,929 shares of common stock issuable upon the exercise of options within 60 days of March 31, 2016.

(8)
Includes 40,712 shares of common stock issuable upon the exercise of options within 60 days of March 31, 2016.

(9)
Includes 7,142 shares of common stock issuable upon the exercise of options within 60 days of March 31, 2016.

(10)
Includes (a) 182,030 shares of common stock held by the Daniel Blech Trust DTD 8/3/2005, or the Blech Trust, (b) 64,285 shares of common stock issuable upon the exercise of options within 60 days of March 31, 2016, and (c) 1,190 shares of common stock issuable upon the exercise of warrants within 60 days of March 31, 2016 held by Mr. Blech, and 36,406 shares of common stock issuable upon the exercise of warrants within 60 days of March 31, 2016 held by the Blech Trust. Mr. Blech has voting control over all of the shares held by the Blech Trust and Mr. Blech disclaims beneficial ownership of such shares.

(11)
Consists of 24,999 shares of common stock issuable upon the exercise of options within 60 days of March 31, 2016.

(12)
Includes the number of shares beneficially owned by the directors and named executive officers listed in the above table, other than Dr. Paterson, whose employment with the company ended on December 31, 2015. Ms. Morris currently does not beneficially own any shares of our common stock and does not have the right to acquire beneficial ownership of any shares of our common stock within 60 days of March 31, 2016.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2015, all officers, directors and greater than ten percent beneficial owners were in compliance with applicable Section 16(a) filing requirements.

EXECUTIVE OFFICERS

        The biography for Uli Hacksell, Ph.D., our President, Chief Executive Officer and Chairman of the Board, is located in "Election of Directors" above.

        Ronald Marcus, M.D.    Dr. Marcus, age 58, has served as our Chief Medical Officer and Head, Regulatory Affairs since May 2015. Prior to joining Cerecor, Dr. Marcus served as the Chief Medical Officer of Spinifex Pharmaceuticals, a clinical-stage biotechnology company, from May 2014 to March 2015. Previously, Dr. Marcus was employed by Bristol-Meyers Squibb for 23 years, where he held a variety of positions including Executive Director of Neuroscience Global Clinical Research and Group Director of Neuroscience Strategic Unit. Dr. Marcus received his B.A. in Psychology from the University of Virginia and his M.D. from SUNY at Buffalo School of Medicine. Dr. Marcus completed a psychiatry residency at Cornell University Medical Center.

        Mariam E. Morris.    Ms. Morris, age 48, has served as our Chief Financial Officer since August 2015 and previously served as our interim Chief Financial Officer from May 2015 to August 2015. Prior to joining Cerecor, Ms. Morris was the sole proprietor of Mariam Morris CPA, a full service tax, accounting and business consulting firm, which she founded in January 2009 and operated until August 2015. Previously, Ms. Morris was the Chief Financial Officer of Sucampo Pharmaceuticals, Inc. from February 2004 to July 2009. From 1991 until 2001, Ms. Morris was an auditor for PricewaterhouseCoopers. Ms. Morris received her B.B.A. in Accounting from Texas Tech University and her M.S. in Taxation from Old Dominion University. Ms. Morris is a Certified Public Accountant in the State of Texas.

        John J. Kaiser.    Mr. Kaiser, age 60, has served as our Chief Business Officer since September 2015. He previously served as our Chief Commercial Officer from February 2014 to September 2015, and as our Vice President, Commercialization and Business Development from October 2012 to February 2014. Prior to joining Cerecor, Mr. Kaiser served as Senior Director of Business Development & New Ventures of MedAvante, Inc. from July 2011 to September 2012. Mr. Kaiser also founded Denysias Bioscience, LLC, where he served as Chief Executive Officer from February 2010 to June 2012. Mr. Kaiser also has served as President of Kaiser & Associates Consulting, a boutique consulting firm providing expertise to the biopharmaceutical industry, from November 2009 to October 2012. From February 2008 to November 2009, Mr. Kaiser served as Vice President of Commercial and Business Development at ACADIA Pharmaceuticals Inc. From February 1980 to January 2008, Mr. Kaiser held positions of increasing responsibility at Eli Lilly. Mr. Kaiser received his B.S. in Pharmaceutical Sciences from the James L. Winkle College of Pharmacy at the University of Cincinnati.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        The following table shows for the fiscal years ended December 31, 2015 and 2014, compensation awarded to or paid to, or earned by, our former President and Chief Executive Officer and our two other most highly compensated executive officers during the year ended December 31, 2015 (the "Named Executive Officers"). Blake Paterson, M.D. served as our President and Chief Executive Officer until his resignation on December 31, 2015. Effective January 1, 2016, Uli Hacksell, Ph.D. is our President and Chief Executive Officer.

SUMMARY COMPENSATION TABLE FOR FISCAL 2015

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Blake M. Paterson, M.D.(2)	2015	395,208		207,500	(3)	468,016	19,154	(4)	1,089,878
Former President and Chief	2014	390,000		199,063	(5)	96,793	—		685,856
Executive Officer
Ronald Marcus, M.D.	2015	213,375	(6)	63,459	(3)	208,613	19,000	(7)	504,447
Chief Medical Officer	2014	—		—		—	—		—
John Kaiser	2015	292,013		89,100	(3)	117,004	—		498,117
Chief Business Officer	2014	290,700		116,494	(5)	45,738	—		452,932

(1)
The amounts reflect the grant date fair value for option awards granted during 2015 and 2014 in accordance with FASB Topic ASC 718. Compensation will only be realized to the extent the market price of our common stock is greater than the exercise price of such option award.

(2)
Dr. Paterson's employment with the company terminated on December 31, 2015.

(3)
In 2015, each of Dr. Marcus and Mr. Kaiser received a bonus pursuant to our discretionary bonus plan for achievements relative to our goals and expectations for fiscal year 2015. See "Narrative to Summary Compensation Table—Annual Bonus" below. For Dr. Paterson, the amount reported represents his target bonus of 50% of his base salary, which was paid in full upon the effectiveness of his separation agreement on January 9, 2016. See "Narrative to Summary Compensation Table—Payments Upon Termination or Change in Control—Blake M. Paterson, M.D." below.

(4)
The amount listed consists of accrued and unpaid vacation paid to Dr. Paterson upon the effectiveness of his separation agreement on January 9, 2016. See "Narrative to Summary Compensation Table—Payments Upon Termination or Change in Control—Blake M. Paterson, M.D." below.

(5)
In 2014, each of Dr. Paterson and Mr. Kaiser received a one-time bonus in connection with the issuance of the Series B convertible preferred stock pursuant to the terms of a letter agreement entered between the company and each such Named Executive Officer.

(6)
Dr. Marcus' employment with the company commenced on May 18, 2015. The 2015 salary for Dr. Marcus reflects the pro rata portion of Dr. Marcus' salary earned during 2015.

(7)
The amount listed consists of temporary living expenses totaling $16,000 and other moving expenses that the company reimbursed Dr. Marcus pursuant to the terms of his offer letter. See "Narrative to Summary Compensation Table—Offer Letters—Ronald Marcus, M.D." below.

Narrative to Summary Compensation Table

        We review compensation annually for all employees, including our Named Executive Officers. In setting annual base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company.

        Our Board of Directors historically has determined our executives' compensation based on the recommendations of our Compensation Committee, which typically reviews and discusses management's proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, the Compensation Committee then recommends the compensation for each executive officer. Our Board of Directors, without members of management present, discusses the Compensation Committee's recommendations and ultimately approves the compensation of our executive officers.

        As discussed above in "Information Regarding the Board of Directors and Corporate Governance—Information Regarding Committees of the Board of Directors—Compensation Committee," our Compensation Committee has retained Radford as its independent compensation consultant. Radford provided competitive market data for privately-held, similarly-sized biotech companies prior to our initial public offering, and for publicly traded, similarly sized-biotech companies after our initial public offering, for the purposes of determining our executive compensation. In 2015 and 2014, our Compensation Committee recommended, and our Board of Directors approved, the base salaries and target discretionary bonuses described below based on Radford's recommendations.

Annual Base Salary

        We have entered into offer letters with each of our Named Executive Officers that establish annual base salaries, which are generally determined, approved and reviewed periodically by our Compensation Committee in order to compensate our named executive officers for the satisfactory performance of duties to our company. Annual base salaries are intended to provide a fixed component of compensation to our Named Executive Officers, reflecting their skill sets, experience, roles and responsibilities. Base salaries for our Named Executive Officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent. The following table presents the annual base salaries for each of our Named Executive Officers for 2015, as determined by the Compensation Committee.

        For fiscal year 2015, our Compensation Committee recommended, and our Board of Directors approved, an increase to the annual base salary for each Named Executive Officer contingent upon the completion of our initial public offering. See "—Offer Letters."

Name	Pre-IPO 2015 Base Salary ($)(1)	Post-IPO 2015 Base Salary ($)
Blake M. Paterson, M.D.	390,000	415,000
Ronald Marcus, M.D.	340,000	356,200
John Kaiser	290,700	297,000

Annual Bonus

        Our discretionary bonus plan motivates and rewards our Named Executive Officers for achievements relative to our goals and expectations for each fiscal year. Our Named Executive Officers are eligible to receive discretionary annual bonuses calculated as a target percentage of their annual base salaries, based on our Compensation Committee and Board of Directors' assessment of their individual performance and our company's results of operations and financial condition.

        In 2015, our Compensation Committee recommended, and our Board of Directors approved, an increase to the cash bonus target for each Named Executive Officer, contingent upon the completion of our initial public offering. Dr. Paterson's target bonus amount was increased to 50% of his post-initial public offering base salary, Dr. Marcus' target bonus amount was increased to 35% of his post-initial public offering base salary and Mr. Kaiser's target bonus amount was increased to 30% of his post-initial public offering base salary. The Compensation Committee determined that the overall achievement factor of fiscal year 2015 corporate goals for purposes of determining executive bonuses was 100%.

        In 2014, none of our Named Executive Officers received a bonus relative to achievement of goals for fiscal year 2014, although our executives did receive a bonus during the 2014 fiscal year following the issuance of our Series B convertible preferred stock to compensate them for foregoing salary prior to the consummation of the issuance.

Equity-Based Awards

        Our equity-based incentive awards are designed to align our interests with those of our employees and consultants, including our Named Executive Officers. Our Compensation Committee is generally responsible for approving equity grants. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant upon commencement of employment. Additional grants may occur periodically in order to specifically incentivize executives

        Our Board of Directors adopted, and our stockholders approved, our 2015 Omnibus Incentive Compensation Plan, or 2015 Plan, which replaced our 2011 Stock Incentive Plan. The 2015 Plan became effective on October 14, 2015. Prior to this time, our Board of Directors granted long-term incentive awards pursuant to our 2011 Stock Incentive Plan. The purpose of our 2015 Omnibus Plan is to attract and retain employees, non-employee directors and consultants and advisors. Our 2015 Plan authorizes us to make grants to eligible recipients of non-qualified stock options, incentive stock options, restricted stock awards, restricted stock units and stock-based awards. While we have made restricted stock awards to our executive officers in the past, our equity grants during 2015 and 2014 to our Named Executive Officers were only in the form of stock options. The 2016 Plan is intended to be the successor to the 2015 Plan. If the 2016 Plan is approved by our stockholders, no additional awards will be granted under the 2015 Plan. See "Proposal 2—Approval of the Cerecor Inc. 2016 Equity Incentive Plan."

Other Compensation

        Our Named Executive Officers did not participate in, or otherwise receive any benefits under, any pension or deferred compensation plan sponsored by us during 2015 or 2014. We do, however, pay the premiums for life insurance for all of our employees, including our Named Executive Officers. Our Named Executive Officers also participate in our broad-based 401(k) savings plan offered to all full-time employees of the company. There is no mandatory matching or other employer contribution provided by the company during the year. Annually, the benefits committee determines if a discretionary match or other discretionary employer contribution is to be made. If made, any discretionary match or other employer contribution will vest over a six-year graded vesting schedule so that 20% vests during each year of service. Vesting is accelerated upon death, disability and termination of the plan. Employees can designate the investment of their 401(k) accounts from among a broad range of mutual funds. We do not allow investment in our common stock through the 401(k) plan.

        We generally do not provide perquisites or personal benefits to our Named Executive Officers, except that pursuant to his offer letter, in 2015 we reimbursed Dr. Marcus for both his moving and related expenses required to establish his residence in Baltimore, in an amount not to exceed $3,000, and his Baltimore living expenses, in an amount not to exceed $2,000 per month, totaling $16,000 in 2015. See "—Offer Letters—Ronald Marcus, M.D."

Offer Letters and Employment Agreements

Blake M. Paterson, M.D.

        Dr. Paterson, our former President and Chief Executive Officer, entered into an offer letter with the company effective May 1, 2011. The offer letter initially provided for an annual base salary of $250,000, with automatic increases to $275,000 effective May 1, 2012 and $300,000 effective May 1, 2013. The Board of Directors subsequently approved increases to Dr. Paterson's annual base salary, such that his annual base salary was $415,000 at December 31, 2015. The offer letter entitled Dr. Paterson to receive a one-time $100,000 signing bonus. In addition, Dr. Paterson was eligible to receive discretionary annual bonuses as determined by our Board of Directors or the Compensation Committee, in its sole discretion, provided that Dr. Paterson was employed by us on the applicable bonus payment date. Such annual discretionary bonuses were to be paid in the form of cash or equity awards, consistent with bonuses paid to chief executive officers of similarly situated companies in the biotechnology industry, subject to corporate and individual performance. Pursuant to the offer letter, Dr. Paterson purchased 107,142 shares of restricted common stock, which restricted stock was subject to vesting as to one-third of the shares on each of May 1, 2012, 2013 and 2014, subject to Dr. Paterson's continued employment on the applicable vesting dates and the terms of the 2011 Stock Incentive Plan. However, in September 2011, the restrictions were modified so that all of the shares vested at that time. All of Dr. Paterson's outstanding options to purchase shares of the Company's common stock fully vested as of the effective date of his separation agreement. See "—Payments Upon Termination or Change in Control—Blake M. Paterson, M.D." below.

        The offer letter provided that at all times during Dr. Paterson's employment and thereafter, Dr. Paterson must maintain the confidentiality of all confidential information obtained by him as a result of his employment with the company, assign all inventions and not disparage the company or any of its officers, directors, employees, shareholders or products. In addition, during the term of Dr. Paterson's employment with the company, and for the 12-month period after Dr. Paterson's termination of employment, Dr. Paterson cannot (i) compete against the company, (ii) interfere with the relationships between the company and any of its subsidiaries, affiliates or any of their respective vendors or licensors or (iii) recruit in any way the employees of the company.

Ronald Marcus, M.D.

        Dr. Marcus entered into an offer letter with the company effective May 18, 2015. The offer letter initially provided for an annual base salary of $310,000. The Board of Directors subsequently approved increases to Dr. Marcus' annual base salary, such that his annual base salary was $340,000 effective June 16, 2015, and $356,200 at December 31, 2015. In connection with Dr. Marcus' commencement of employment, he is entitled to reimbursement of his Baltimore living expenses, not to exceed $2,000 per month, and moving and related expenses to establish his residence in Baltimore, not to exceed $3,000. Dr. Marcus is eligible to receive a discretionary annual bonus as determined by our Board of Directors or the Compensation Committee, in its sole discretion, provided that Dr. Marcus is employed by the company on the applicable bonus payment date. Such annual discretionary bonus may be paid in the form of cash or equity awards, consistent with bonuses paid the executives of similar grade of similarly situated companies on the biotechnology industry, subject to corporate and individual performance. Pursuant to the offer letter, Dr. Marcus received a stock option to purchase 55,714 shares of common stock, which was subject to vesting as to one-fourth of the shares on each of May 18, 2016, 2017, 2018 and 2019 subject to Dr. Marcus' continued employment on the applicable vesting dates and the terms of the 2011 Stock Incentive Plan.

        The offer letter provides that at all times during Dr. Marcus' employment and thereafter, Dr. Marcus will maintain the confidentiality of all confidential information obtained by him as a result of his employment with the company, assign all inventions and not disparage the company or any of its officers, directors, employees, shareholders or products. In addition, during the term of Dr. Marcus' employment with the company, and for the 12-month period after Dr. Marcus' termination of employment, Dr. Marcus cannot (i) compete against the company, (ii) interfere with the relationships between the company and any of its subsidiaries, affiliates or any of their respective vendors or licensors or (iii) recruit in any way the employees of the company.

John Kaiser

        Mr. Kaiser entered into an offer letter with the company effective October 15, 2012. The offer letter initially provided for an annual base salary of $285,000. The Board of Directors subsequently approved increases to Mr. Kaiser's annual base salary, such that his annual base salary was $297,000 at December 31, 2015. In connection with Mr. Kaiser's commencement of employment, he was entitled to reimbursement of temporary living expenses for up to six months, which expired in April 2013, and a one-time relocation bonus of $100,000. Mr. Kaiser is eligible to receive a discretionary annual bonus as determined by our Board of Directors or the Compensation Committee, in its sole discretion, provided that Mr. Kaiser is employed by the company on the applicable bonus payment date. Such annual discretionary bonus may be paid in the form of cash or equity awards, consistent with bonuses paid the executives of similar grade of similarly situated companies on the biotechnology industry, subject to corporate and individual performance. Pursuant to the offer letter, Mr. Kaiser received a stock option to purchase 14,285 shares of common stock, which was subject to vesting as to one third of the shares on each of October 15, 2013, 2014 and 2015, subject to Mr. Kaiser's continued employment on the applicable vesting dates and the terms of the 2011 Stock Incentive Plan.

        The offer letter provides that at all times during Mr. Kaiser's employment and thereafter, Mr. Kaiser will maintain the confidentiality of all confidential information obtained by him as a result of his employment with the company, assign all inventions and not disparage the company or any of its officers, directors, employees, shareholders or products. In addition, during the term of Mr. Kaiser's employment with the company, and for the 12 month period after Mr. Kaiser's termination of employment, Mr. Kaiser cannot (i) compete against the company, (ii) interfere with the relationships between the company and any of its subsidiaries, affiliates or any of their respective vendors or licensors or (iii) recruit in any way the employees of the company.

Uli Hacksell, Ph.D.

        In connection with his appointment as Chief Executive Officer, Dr. Hacksell entered into an employment agreement with the company effective January 1, 2016.

        The employment agreement initially provides for an annual base salary of $500,000, subject to review and adjustment by the Board of Directors from time to time. Dr. Hacksell is entitled to reimbursement of the costs of reasonable living quarters in the Baltimore, Maryland area, as well as related reasonable coach travel from his home in Florida to the Baltimore, Maryland/Washington, DC area, in a combined maximum gross amount of $5,000 per month. Dr. Hacksell is eligible to receive an annual discretionary cash bonus of up to 45% of his base salary, subject to his achievement of any applicable performance targets and goals established by the Board. Pursuant to the employment agreement, Dr. Hacksell received a stock option to purchase 360,459 shares of common stock. One third of the shares subject to the grant will vest on January 1, 2017 and the remaining two thirds of the shares will vest in equal monthly installments on each monthly anniversary date of the first vesting date over the following 24 months, subject to Dr. Hacksell's continued employment on the applicable vesting dates and the terms of the 2015 Omnibus Incentive Compensation Plan.

        The offer letter provides that at all times during Dr. Hacksell's employment and thereafter, Dr. Hacksell will maintain the confidentiality of all confidential information obtained by him as a result of his employment with the company, assign all inventions and not disparage the company or any of its officers, directors, employees, shareholders or products. In addition, during the term of Dr. Hacksell's employment with the company, and for the 12 month period after Dr. Hacksell's termination of employment, Dr. Hacksell cannot (i) compete against the company, (ii) interfere with the relationships between the company and any of its subsidiaries, affiliates or any of their respective vendors or licensors or (iii) recruit in any way the employees of the company.

Payments Upon Termination or Change in Control

        As set forth in the offer letters for each of our Named Executive Officers, termination for "good reason" generally means a termination initiated by the employee in response to one or more of the following events: (i) a material diminution in the employee's duties, authorities or responsibilities, (ii) a requirement by the company that the employee's principal place of work be permanently moved to a location more than 50 miles away from Baltimore, Maryland or (iii) the company's material breach of the offer letter, including a diminution of base salary. In order for a termination to be on account of good reason, the employee must notify the company of his intention to terminate for good reason, the company must have an opportunity to cure the action or omission that constitutes the ground for good reason and the Named Executive Officer must terminate employment for good reason shortly after the end of the company's cure period. The employee is required to provide the company with a written notice detailing the specific circumstances alleged to constitute good reason within 30 days after the first occurrence of such circumstances, and the company shall have 30 days following the receipt of such notice to cure the alleged good reason event.

        Termination for "cause" generally includes the following: (i) the employee's willful misconduct or gross negligence in the performance of his duties to the company that is not cured within 30 days after notice, (ii) the employee's failure to perform his duties to the company or to follow the lawful directives of our Board of Directors that is not cured within 30 days after notice, (iii) the employee's commission of, indictment for, conviction of, or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude, (iv) any act of theft, fraud, malfeasance or dishonesty in connection with the performance of the employee's duties to the company, or (v) a material breach of the offer letter or any other agreement with the company, or a material violation of the company's code of conduct or other written policy that is not cured, within 30 days after notice.

Dr. Blake Paterson, M.D.

        Dr. Paterson's offer letter provided for severance payments upon certain termination events. If Dr. Paterson's employment was terminated for any reason, the offer letter provided for payment of any accrued amounts of Dr. Paterson's annual base salary and all accrued and unused vacation earned through the date of termination, as well as any benefits accrued and due under any applicable benefit plans and programs of the company.

        If Dr. Paterson's employment was terminated on account of his death or disability, and provided that Dr. Paterson complied with the restrictive covenants set forth in the offer letter, and executed and did not revoke a release of claims in favor of the company in the case of termination on account of disability, he also was entitled to a pro rata average bonus, which for purposes of the offer letter meant the average of the annual full-year cash bonuses he received from the company for the three completed calendar years prior to termination, pro rated for the portion of the year in which such termination occurred, paid over 12 equal monthly installments.

        If Dr. Paterson's employment was terminated by the company without cause or by Dr. Paterson for good reason, provided he complied with the restrictive covenants set forth in the offer letter, and executed and did not revoke a release of claims in favor of the company, Dr. Paterson also was entitled to an amount equal to the sum of (i) 12 months of his then-current base salary and (ii) a pro rata average bonus, payable in 12 equal monthly installments. In addition, Dr. Paterson was entitled to company-paid COBRA premiums for 12 months or until he was eligible for substantially equal coverage, and full vesting of the restricted stock award purchased in connection with his commencement of employment and any future stock option or stock award.

        Effective December 31, 2015, Dr. Paterson resigned as President and Chief Executive Officer and a director of the company. Pursuant to the separation agreement that we entered into with Dr. Paterson effective January 9, 2016, we paid Dr. Paterson all accrued salary and all accrued and unused vacation earned through December 31, 2015, as well as an annual bonus for the year ended December 31, 2015 in the amount of $207,500, equal to 50% of his annual base salary for 2015. Dr. Paterson will receive severance payments equal to his last base salary of $415,000 for a period of 12 months, as well as an additional payment in the amount of $112,500. We will pay Dr. Paterson's COBRA premiums necessary to continue the health insurance coverage in effect for Dr. Paterson and his covered dependents on December 31, 2015 until the earliest of (i) December 31, 2016, (ii) the expiration of Dr. Paterson's eligibility for the continuation coverage under COBRA or (iii) the date when Dr. Paterson becomes eligible for substantially equivalent health insurance coverage. All of Dr. Paterson's outstanding options to purchase shares of the Company's common stock fully vested as of the effective date of the separation agreement, and Dr. Paterson's three prior options to purchase shares of the Company's common stock will be exercisable on or before the expiration of the applicable term set forth in the amended award agreement governing each such option.

Ronald Marcus, M.D.

        Pursuant to the terms of Dr. Marcus' offer letter, if Dr. Marcus' employment is terminated for any reason, then the company will pay Dr. Marcus his base salary, bonus and expenses accrued, but unpaid as of the date of his termination, and any benefits accrued and due under any applicable benefit plans and programs of the company.

        If Dr. Marcus' employment is terminated by the company without cause or by Dr. Marcus for good reason, provided he complies with the restrictive covenants set forth in the offer letter and executes and does not revoke a release of claims in favor of the company, Dr. Marcus also is entitled to an amount equal to six months of his then-current base salary and the full vesting of the option granted to him pursuant to his offer letter. In addition, Dr. Marcus is entitled to company-paid COBRA premiums for 12 months or until he is eligible for substantially equal coverage, and full vesting of the stock option award.

John Kaiser

        Pursuant to the terms of Mr. Kaiser's offer letter, if Mr. Kaiser's employment is terminated for any reason, then the company will pay Mr. Kaiser his base salary, bonus and expenses accrued, but unpaid as of the date of his termination, and any benefits accrued and due under any applicable benefit plans and programs of the company.

        If Mr. Kaiser's employment is terminated by the company without cause or by Mr. Kaiser for good reason, provided he complies with the restrictive covenants set forth in the offer letter and executes and does not revoke a release of claims in favor of the company, Mr. Kaiser also is entitled to an amount equal to 12 months of his then-current base salary, payable in 12 equal monthly installments, and the full vesting of the option granted to him pursuant to his offer letter. In addition, Mr. Kaiser is entitled to company-paid COBRA premiums for 12 months or until he is eligible for substantially equal coverage, and full vesting of the stock option award.

Uli Hacksell, Ph.D.

        In the event that Dr. Hacksell's employment is terminated by the company without cause or by Dr. Hacksell for good reason, in each case subject to Dr. Hacksell entering into and not revoking a separation agreement in a form acceptable to the company, Dr. Hacksell is eligible to receive severance payments equal to his then-current base salary for a period of 12 months, as well as the average of the annual full-year cash bonuses Dr. Hacksell received from the company for the three completed calendar years prior to the date of his termination (or fewer full year periods if the employment term is less than three years, pro-rated for the portion of the year in which such termination occurred) and the full vesting of the option granted to him in his employment agreement. In addition, Dr. Hacksell is entitled to company-paid COBRA premiums for 12 months or until he is eligible for substantially equal coverage.

        In the event of Dr. Hacksell's death or disability, Dr. Hacksell (or his estate, if applicable) will be entitled to receive the same average of the past three years' annual bonuses described above that would otherwise apply if Dr. Hacksell's employment had been terminated without cause or for good reason, in addition to his base salary, bonus and expenses accrued, but unpaid as of the date of his termination, and any benefits accrued and due under any applicable benefit plans and programs of the company.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table shows for the fiscal year ended December 31, 2015, certain information regarding outstanding equity awards at fiscal year-end for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2015

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Blake M. Paterson, M.D.	5/8/2012	107,142	(1)	—		8.68	5/8/2022
	7/10/2014	54,353	(2)	—		16.80	7/11/2024
	10/20/2015	160,000	(3)	—		6.49	10/20/2025
Ronald Marcus, M.D.	6/2/2015	—		55,714	(4)	6.13	5/15/2025
	10/20/2015	—		15,000	(5)	6.49	10/20/2025
John Kaiser	11/9/2012	14,285	(6)	—		8.68	10/31/2022
	8/29/2013	4,761	(7)	2,381		8.96	5/31/2023
	7/10/2014	19,285	(8)	—		10.08	2/28/2024
	10/20/2015	—		40,000	(5)	6.49	10/20/2025

(1)
Such stock options vested in three equal annual installments on each of February 24, 2013, 2014 and 2015.

(2)
Such stock options were fully vested on the date of grant.

(3)
Such stock options were to vest in four equal annual installments on each of October 20, 2016, 2017, 2018 and 2019. Upon Dr. Paterson's resignation on December 31, 2015, there was a modification to the grant such that such stock options became fully vested.

(4)
Such stock options vest in four equal annual installments on each of May 18, 2016, 2017, 2018 and 2019.

(5)
Such stock options vest in four equal annual installments on each of October 20, 2016, 2017, 2018 and 2019.

(6)
Such stock options vested in three equal annual installments on each of October 15, 2013, 2014 and 2015.

(7)
Such stock options vest in three equal annual installments on each of May 6, 2014, 2015 and 2016.

(8)
Such stock options were fully vested on the date of grant.

DIRECTOR COMPENSATION

        The following table sets forth information regarding the total compensation paid to our non-employee directors during 2015. The compensation amounts presented in the table below are historical and are not indicative of the amounts we may pay our directors in the future. Directors who are also our employees receive no additional compensation for their services as directors and are not set forth in the table below.

        After consultation with Radford, our Board of Directors approved a compensation policy for our non-employee directors that became effective upon the closing of our initial public offering and was further amended on January 10, 2016. This policy provides for the following compensation to our non-employee directors following our initial public offering:

  •
  If not an employee director, the chair of our Board of Directors receives an annual fee from us of $60,000 and each other non-employee director will receive $35,000;

  •
  The chair of our Audit Committee receives an annual fee from us of $15,000 and each other members receives $7,500;

  •
  The chair of our Compensation Committee receives an annual fee from us of $10,000 and each other members receives $5,000;

  •
  The chair of our Nominating and Corporate Governance Committee receives an annual fee from us of $7,000 and each other members receives $3,500; and

  •
  Each non-employee director are entitled to an initial grant of options to purchase 16,714 shares of our common stock and an annual grant of options to purchase 8,357 shares of our common stock under our 2015 Plan. The initial grant will vest in three substantially equal annual installments over three years and the annual grant will vest in full or the one year anniversary of the grant date, in each case, subject to continued service from the date of grant until the applicable vesting dates.

  •
  Beginning in the second quarter of 2016, each non-employee director may make an election to receive all or a part of his or her annual cash compensation in the form of stock options to purchase shares of the company's common stock. Elections must be made in multiples of 5% of an Eligible Director's aggregate cash retainer.

        All fees under the director compensation policy are paid on a rolling annual basis and no per meeting fees are paid. We also reimburse non-employee directors for reasonable expenses incurred in connection with attending board of director and committee meetings.

        The following table shows for the year ended December 31, 2015 certain information with respect to the compensation of all non-employee directors of the Company:

DIRECTOR COMPENSATION FOR 2015

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Sol Barer, Ph.D.(1)	9,167	—	9,167
James Barrett, Ph.D.(2)	—	—	—
Eugene A. Bauer, M.D.	26,875	38,685	65,560
Isaac Blech	29,375	38,685	68,060
Luke Evnin, Ph.D.(3)	—	—	—
Phil Gutry(4)	12,500	38,685	51,185
Uli Hacksell, Ph.D.(5)	14,583	38,685	53,268
Magnus Persson, M.D. , Ph.D.	26,875	38,685	65,560
Behshad Sheldon	12,125	38,685	50,810
Mayukh Sukhatme, M.D.(6)	—	—	—
Frank Torti, M.D.(2)	—	—	—

(1)
Dr. Barer resigned from our Board of Directors on April 23, 2015.

(2)
Mr. Barrett and Dr. Torti and resigned from our Board of Directors on June 26, 2015.

(3)
Dr. Evnin resigned from our Board of Directors on April 22, 2015.

(4)
Mr. Gutry was appointed to our Board of Directors on April 24, 2015.

(5)
Dr. Hacksell was appointed to our Board of Directors on May 22, 2015. Dr. Hacksell was appointed our President and Chief Executive Officer, effective January 1, 2016, and accordingly will not receive compensation as a non-employee director for fiscal year 2016.

(6)
Dr. Sukhatme resigned from our Board of Directors on August 12, 2015.

EQUITY COMPENSATION PLAN INFORMATION

        The following table contains certain information with respect to our equity compensation plan in effect as of December 31, 2015:

Plan category	Shares of common stock to be issued upon exercise of outstanding options (#)	Weighted-average exercise price of outstanding options ($)	Number of shares of common stock remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by stockholders	959,188	$7.68	696,736	(1)
Equity compensation plans not approved by stockholders	—	—	—

Total	959,188	$7.68	696,736

(1)
Reflects shares of common stock available for future issuance under our 2015 Omnibus Incentive Plan at December 31, 2015. In June 2015, our board of directors adopted the 2015 Omnibus Incentive Plan, which was approved by our stockholders in August 2015. The 2015 Omnibus Incentive Plan became effective on October 15, 2015, and on this date our 2011 Stock Incentive Plan merged with and into our 2015 Omnibus Incentive Plan. Accordingly, no additional stock awards will be granted under the 2011 Stock Incentive Plan. As of the first trading day of January during the term of the 2015 Omnibus Incentive Plan, beginning with calendar year 2016, the number of shares reserved under the 2015 Omnibus Incentive Plan is automatically increased by 3% of the total number of shares of common stock that are outstanding as of the last trading day of December of the immediately preceding calendar year. Pursuant to the terms of the 2015 Omnibus Incentive Plan, an additional 259,504 shares were added to the number of available shares effective January 4, 2016.

TRANSACTIONS WITH RELATED PERSONS

RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES

        In 2015, in connection with our initial public offering, our Board of Directors adopted a written related person transaction policy to set forth policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company is, was or will be a participant, the amount involved exceeds $120,000, with one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a "related person."

        If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a "related person transaction," the related person must report the proposed related person transaction to our Audit Committee. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction.

        A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person's interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

  •
  the interests, direct or indirect, of any related person in the transaction;

  •
  the purpose of the transaction;

  •
  the proposed aggregate value of such transaction, or, in the case of indebtedness, that amount of principal that would be involved;

  •
  the risks, costs and benefits to the company; the availability of other sources of comparable products or services;

  •
  management's recommendation with respect to the proposed related person transaction;

  •
  the terms of the transaction;

  •
  the availability of other sources for comparable services or products;

  •
  the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

        Our Audit Committee will approve only those related person transactions that, in light of known circumstances, are in, or are not inconsistent with, the best interests of the company and its stockholders, as the audit committee determines in the good faith exercise of its discretion.

        In addition to the transactions that are excluded by the instructions to the SEC's related person transaction disclosure rule, our Board of Directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

  •
  transactions involving compensation for services provided to the company as an employee, consultant or director; and

  •
  a transaction, arrangement or relationship in which a related person's participation is solely due to the related person's position as a director of an entity that is participating in such transaction, arrangement or relationship.

        We did not have a written policy regarding the review and approval of related person transactions prior to our initial public offering. Nevertheless, with respect to such transactions, it has been the practice of our Board of Directors to consider the nature of and business reason for such transactions, how the terms of such transactions compared to those which might be obtained from unaffiliated third parties and whether such transactions were otherwise fair to and in the best interests of the Company, or not contrary to, our best interests. In addition, all related person transactions required prior approval, or later ratification, by our Board of Directors.

CERTAIN RELATED PERSON TRANSACTIONS

Indemnification Agreements

        We have entered into indemnification agreements with each of our directors and certain of our executive officers. These agreements require us to indemnify these individuals and, in certain cases, affiliates of such individuals, to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Second Amended and Restated Investors' Rights Agreement

        We are a party to a Second Amended and Restated Investors' Rights Agreement with certain holders of our common stock who previously held our convertible preferred stock, including some of our 5% stockholders and their affiliates and entities affiliated with our directors. This agreement provides these holders the right, subject to the terms of lock-ups entered into in connection with our initial public offering, to demand that we file a registration statement or to request that their shares be covered by a registration statement that we are otherwise filing.

Offer Letters

        We have entered into offer letters with our current and former executive officers, including Dr. Paterson. For more information regarding these agreements, please see "Executive Compensation—Narrative to Summary Compensation Table—Offer Letters."

Stock Option Grants to Executive Officers and Directors

        We have granted stock options to our named executive officers and directors as more fully described in "Executive Compensation" and "Director Compensation."

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Cerecor stockholders will be "householding" the Company's proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Cerecor. Direct your written request to Corporate Secretary, Cerecor Inc., 400 E. Pratt Street, Suite 606, Baltimore, Maryland 21202 or contact our Investor Relations department at 443-304-8022 or by email at IR@cerecor.com. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Mariam E. Morris Secretary

April 8, 2016

        A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2015 is available without charge upon written request to: Corporate Secretary, Corporate Secretary, Cerecor Inc., 400 E. Pratt Street, Suite 606, Baltimore, Maryland 21202.

Exhibit A

CERECOR, INC.
2016 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: APRIL 5, 2016
APPROVED BY THE STOCKHOLDERS: MAY       , 2016

1.     GENERAL.

        (a)    Successor to and Continuation of Prior Plan.    The Plan is intended as the successor to and continuation of the Cerecor, Inc. 2015 Omnibus Incentive Compensation Plan, (the "2015 Plan"). Following the Effective Date, no additional awards may be granted under the 2015 Plan. Any unallocated shares remaining available for the grant of new awards under the 2015 Plan as of 12:01 a.m. Eastern Standard Time on the Effective Date (the "2015 Plan's Available Reserve") will cease to be available under the 2015 Plan at such time and will be added to the Share Reserve (as defined in Section 3(a)) and be then immediately available for issuance pursuant to Awards granted under this Plan. In addition, from and after 12:01 a.m. Eastern Standard Time on the Effective Date, all outstanding awards granted under the 2015 Plan and the Cerecor, Inc. 2011 Stock Incentive Plan (the "2011 Plan" and together with the 2015 Plan, the "Prior Plans") will remain subject to the terms of the 2015 Plan or 2011 Plan, as applicable; provided, however, that the following shares of Common Stock subject to any outstanding stock award granted under the Prior Plans (collectively, the "Prior Plans' Returning Shares") will immediately be added to the Share Reserve (as defined in Section 3(a)) as and when such shares become Prior Plans' Returning Shares and become available for issuance pursuant to Awards granted under this Plan: (i) any shares subject to such stock award that are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares subject to such stock award that are not issued because such stock award or any portion thereof is settled in cash; (iii) any shares issued pursuant to such stock award that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares; and (iv) any shares that are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of a stock award. All Awards granted on or after 12:01 a.m. Eastern Standard Time on the Effective Date will be subject to the terms of this Plan.

        (b)    Eligible Award Recipients.    Employees, Directors and Consultants are eligible to receive Awards.

        (c)    Available Awards.    The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Awards; (v) Restricted Stock Unit Awards; (vi) Performance Stock Awards; (vii) Performance Cash Awards; and (viii) Other Stock Awards.

        (d)    Purpose.    The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.     ADMINISTRATION.

        (a)    Administration by Board.    The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

        (b)    Powers of Board.    The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i)    To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a Participant will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

          (ii)   To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

          (iii) To settle all controversies regarding the Plan and Awards granted under it.

          (iv)  To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).

          (v)   To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant's rights under an outstanding Award without his or her written consent.

          (vi)  To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, no amendment of the Plan will materially impair a Participant's rights under an outstanding Award without his or her written consent.

          (vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding incentive stock options or (C) Rule 16b-3.

          (viii)  To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more outstanding Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that except as otherwise provided in the Plan (including this Section 2(b)(viii)) or an Award Agreement, the Board may not amend the terms of an outstanding Award if the Board, in its sole discretion, determines that the amendment, taken as a whole, will materially impair the Participant's rights under such Award without his or her written consent.

          Notwithstanding the foregoing or anything in the Plan to the contrary, unless prohibited by applicable law, the Board may amend the terms of any outstanding Award or the Plan, or may suspend or terminate the Plan, without the affected Participant's consent, (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (C) to clarify the manner of exemption from, or to bring the Award or the Plan into compliance with, Section 409A of the Code, or (D) to comply with other applicable laws or listing requirements.

          (ix)  Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

          (x)   To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

        (c)    Delegation to Committee.

          (i)    General.    The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

          (ii)   Section 162(m) and Rule 16b-3 Compliance.    The Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3.

        (d)    Delegation to an Officer.    The Board may delegate to one (1) or more Officers the authority to do one or both of the following: (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards; and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation of authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(y)(iii).

        (e)    Effect of Board's Decision.    All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

        (f)    Cancellation and Re-Grant of Stock Awards.    Neither the Board nor any Committee will have the authority to (i) reduce the exercise or strike price of any outstanding Option or SAR under the Plan or (ii) cancel any outstanding Option or SAR that has an exercise or strike price greater than the then-current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

3.     SHARES SUBJECT TO THE PLAN.

        (a)    Share Reserve.

          (i)    Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed 2,515,428 shares, which is the sum of (A) six hundred thousand (600,000) new shares, (B) the number of shares subject to the 2015 Plan's Available Reserve as of the Effective Date plus (C) the Prior Plans' Returning Shares, if any, which become available for grant under this Plan from time to time (such aggregate number of shares described in (A) through (C) above, the "Share Reserve").

          (ii)   In addition, the Share Reserve will automatically increase on January 1st of each year, for a period of up to ten years, commencing on January 1, 2017 and ending on (and including) January 1, 2026, in an amount equal to 4% of the total number of shares of Capital Stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

          (iii) For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

        (b)    Reversion of Shares to the Share Reserve.    If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

        (c)    Incentive Stock Option Limit.    Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be five million (5,000,000) shares of Common Stock.

        (d)    Section 162(m) Limitations.    Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations will apply; provided, however, that if any additional Awards are granted to any Participant during any calendar year in excess of the limits below, compensation attributable to such additional Awards will not satisfy the requirements to be considered "qualified performance-based compensation" under Section 162(m) of the Code unless such additional Award is approved by the Company's stockholders.

          (i)    A maximum of five hundred thousand (500,000) shares of Common Stock subject to Options and SARs whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date any such Option or SAR is granted may be granted to any one Participant during any one calendar year.

          (ii)   A maximum of five hundred thousand (500,000) shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).

          (iii) A maximum of three million five hundred thousand dollars ($3,500,000) subject to Performance Cash Awards may be granted to any one Participant during any one calendar year.

        For purposes of this Section 3(d): (1) if a Performance Stock Award is in the form of an Option or SAR, it will count only against the Performance Stock Award limit set forth in Section 3(d)(ii); (2) if a Performance Stock Award may be paid in the form of cash, it will count only against the Performance Stock Award limit set forth in Section 3(d)(ii); and (3) if a Performance Cash Award may be paid in the form of Common Stock, it will count only against the Performance Cash Award limit set forth in Section 3(d)(iii).

        (e)    Limits on Grants to Non-Employee Directors.    The maximum number of shares of Common Stock subject to Stock Awards granted under the Plan or otherwise during any one calendar year to any Non-Employee Director, taken together with any cash fees paid by the Company to such Non-Employee Director during such calendar year for service on the Board, will not exceed $500,000 in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes), or, with respect to the calendar year in which a Non-Employee Director is first appointed or elected to the Board, $700,000. The Board may make exceptions to the applicable limit in this Section 3(e) for individual Non-Employee Directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

        (f)    Source of Shares.    The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.     ELIGIBILITY.

        (a)    Eligibility for Specific Stock Awards.    Incentive Stock Options may be granted only to employees of the Company or a "parent corporation" or "subsidiary corporation" thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any "parent" of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as "service recipient stock" under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or alternatively comply with Section 409A of the Code.

        (b)    Ten Percent Stockholders.    A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.     PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

        Each Option or SAR Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The terms and conditions of separate Option or SAR Agreements need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

        (a)    Term.    Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

        (b)    Exercise Price.    Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

        (c)    Purchase Price for Options.    The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

          (i)    by cash (including electronic funds transfers), check, bank draft or money order payable to the Company;

          (ii)   pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

          (iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

          (iv)  if an Option is a Nonstatutory Stock Option, by a "net exercise" arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the "net exercise," (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

          (v)   in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

        (d)    Exercise and Payment of a SAR.    To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

        (e)    Transferability of Options and SARs.    The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

          (i)    Restrictions on Transfer.    An Option or SAR will not be transferable, except by will or by the laws of descent and distribution (or pursuant to Sections 5(e)(ii) and 5(e)(iii)), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

          (ii)   Domestic Relations Orders.    Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

          (iii) Beneficiary Designation.    Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant's estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

        (f)    Vesting Generally.    The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

        (g)    Termination of Continuous Service.    Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant's Continuous Service terminates (other than for Cause and other than upon the Participant's death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date that is three (3) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after such termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR (as applicable) will terminate.

        (h)    Extension of Termination Date.    Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if the exercise of an Option or SAR following the termination of a Participant's Continuous Service (other than for Cause and other than upon the Participant's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant's Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of a Participant's Continuous Service (other than for Cause) would violate the Company's insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant's Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company's insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

        (i)    Disability of Participant.    Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant's Continuous Service terminates as a result of the Participant's Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date that is twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after such termination of Continuous

Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR (as applicable) will terminate.

        (j)    Death of Participant.    Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if (i) a Participant's Continuous Service terminates as a result of the Participant's death, or (ii) a Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant's Continuous Service (for a reason other than death), then the Participant's Option or SAR may be exercised (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant's estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, or by a person designated to exercise the Option or SAR upon the Participant's death, but only within such period of time ending on the earlier of (i) the date that is eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after the Participant's death, the Option or SAR (as applicable) is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

        (k)    Termination for Cause.    Except as explicitly provided otherwise in the applicable Award Agreement or other individual written agreement between a Participant and the Company or an Affiliate, if a Participant's Continuous Service is terminated for Cause, the Participant's Option or SAR will terminate immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

        (l)    Non-Exempt Employees.    If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued or substituted, (iii) upon a Change in Control, or (iv) upon the Participant's retirement (as such term may be defined in the Participant's Award Agreement, in another written agreement between the Participant and the Company or an Affiliate, or, if no such definition, in accordance with the Company's then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee's regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.     PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

        (a)    Restricted Stock Awards.    Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company's bylaws, at the Board's election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company's instructions until any restrictions relating to the Restricted Stock Award lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted

Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

          (i)    Consideration.    A Restricted Stock Award may be awarded in consideration for (A) cash (including electronic funds transfers), check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

          (ii)   Vesting.    Shares of Common Stock awarded under a Restricted Stock Award Agreement may be subject to forfeiture to or repurchase by the Company in accordance with a vesting schedule to be determined by the Board.

          (iii) Termination of Continuous Service.    If a Participant's Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of such termination under the terms of the Participant's Restricted Stock Award Agreement.

          (iv)  Transferability.    Rights to acquire shares of Common Stock under a Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

          (v)   Dividends.    A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

        (b)    Restricted Stock Unit Awards.    Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

          (i)    Consideration.    At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

          (ii)   Vesting.    At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

          (iii) Payment.    A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

          (iv)  Additional Restrictions.    At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to the Restricted Stock Unit Award to a time after the vesting of the Restricted Stock Unit Award.

          (v)   Dividend Equivalents.    Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

          (vi)  Termination of Continuous Service.    Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant's Continuous Service terminates, any portion of the Participant's Restricted Stock Unit Award that has not vested as of the date of such termination will be forfeited upon such termination.

        (c)    Performance Awards.

          (i)    Performance Stock Awards.    A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d)(ii)) that is payable (including that may be granted, vest or be exercised) contingent upon the attainment during a Performance Period of specified Performance Goals. A Performance Stock Award may, but need not, require the Participant's completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, to the extent that an Award is not intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Board or the Committee), in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board or the Committee may determine that cash may be used in payment of Performance Stock Awards.

          (ii)   Performance Cash Awards.    A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d)(iii)) that is payable contingent upon the attainment during a Performance Period of specified Performance Goals. A Performance Cash Award may, but need not, require the Participant's completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, to the extent that an Award is not intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Board or the Committee), in its sole discretion. The Board or the Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board or the Committee may specify, to be paid in whole or in part in cash or other property.

          (iii) Committee and Board Discretion.    With respect to any Performance Stock Award or Performance Cash Award, the Committee (or, to the extent that an Award is not intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Board or the Committee) retains the discretion to (A) reduce or eliminate the compensation or economic benefit due upon attainment of the Performance Goals on the basis of any considerations as the Committee or Board (as applicable), in its sole discretion, may determine and (B) define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

          (iv)  Section 162(m) Compliance.    With respect to any Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code, unless otherwise permitted under Section 162(m) of the Code, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (A) the date ninety (90) days after the commencement of the applicable Performance Period, and (B) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such Performance Goals or terms relate solely to the increase in the value of the Common Stock).

        (d)    Other Stock Awards.    Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock appreciation rights with an exercise price or strike price less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards granted under Section 5 and this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.     COVENANTS OF THE COMPANY.

        (a)    Availability of Shares.    The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

        (b)    Securities Law Compliance.    The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

        (c)    No Obligation to Notify or Minimize Taxes.    The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising a Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.     MISCELLANEOUS.

        (a)    Use of Proceeds from Sales of Common Stock.    Proceeds from the sale of shares of Common Stock issued pursuant to Stock Awards will constitute general funds of the Company.

        (b)    Corporate Action Constituting Grant of Awards.    Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

        (c)    Stockholder Rights.    No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

        (d)    No Employment or Other Service Rights.    Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

        (e)    Change in Time Commitment.    In the event a Participant's regular level of time commitment in the performance of his or her services for the Company or any Affiliate is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

        (f)    Incentive Stock Option Limitations.    To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

        (g)    Investment Assurances.    The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award, and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        (h)    Withholding Obligations.    Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

        (i)    Electronic Delivery.    Any reference herein to a "written" agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company's intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

        (j)    Deferrals.    To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant's termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

        (k)    Section 409A Compliance.    Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes "deferred compensation" under Section 409A of the

Code is a "specified employee" for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a "separation from service" (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of the Participant's "separation from service" or, if earlier, the date of the Participant's death, unless such distribution or payment may be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

        (l)    Clawback/Recovery.    All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company's securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for "good reason" or "constructive termination" (or similar term) under any agreement with the Company.

9.     ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

        (a)    Capitalization Adjustments.    In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); (iii) the class(es) and maximum number of securities that may be awarded to any Participant pursuant to Section 3(d); (iv) the class(es) and maximum number of securities that may be awarded to any Non-Employee Director pursuant to Section 3(e); and (v) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

        (b)    Dissolution or Liquidation.    Except as otherwise provided in the applicable Stock Award Agreement or other written agreement between a Participant and the Company or an Affiliate, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company's right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to a forfeiture condition or the Company's right of repurchase may be reacquired or repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to forfeiture or repurchase (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

        (c)    Corporate Transactions.    In the event of a Corporate Transaction, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or consummation of the Corporate Transaction, unless otherwise provided in the instrument evidencing the Stock Award, in any other written agreement between the Company or any Affiliate and the Participant or in any director compensation policy of the Company, or unless otherwise expressly provided by the Board at the time of grant of the Stock Award:

          (i)    arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation's parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

          (ii)   arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation's parent company);

          (iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Corporate Transaction, which exercise is contingent upon the effectiveness of such Corporate Transaction;

          (iv)  arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

          (v)   cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, and pay such cash consideration (including no consideration) as the Board, in its sole discretion, may consider appropriate; and

          (vi)  cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the per share amount payable to holders of Common Stock in connection with the Corporate Transaction, over (B) the per share exercise price under the applicable Award. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. In addition, any escrow, holdback, earnout or similar provisions in the definitive agreement for the Corporate Transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Stock.

        The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

        In the event of a Corporate Transaction, unless otherwise provided in the instrument evidencing a Performance Cash Award or any other written agreement between the Company or any Affiliate and the Participant, or unless otherwise expressly provided by the Board, all Performance Cash Awards outstanding under the Plan will terminate prior to the effective time of such Corporate Transaction.

        (d)    Change in Control.    A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award, in any other written agreement between the Company or any Affiliate and the Participant or in any director compensation policy of the Company, but in the absence of such provision, no such acceleration will occur.

10.   TERMINATION OR SUSPENSION OF THE PLAN.

        (a)   The Board may suspend or terminate the Plan at any time. No Incentive Stock Option may be granted after the tenth (10th) anniversary of the earlier of (i) the Adoption Date or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b)    No Impairment of Rights.    Suspension or termination of the Plan will not materially impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan (including Section 2(b)(viii)) or an Award Agreement.

11.   EFFECTIVE DATE OF PLAN.

        This Plan will become effective on the Effective Date.

12.   CHOICE OF LAW.

        The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state's conflict of laws rules.

13.    DEFINITIONS.    As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

        (a)   "Adoption Date" means April 5, 2016, which is the date the Plan was adopted by the Board.

        (b)   "Affiliate" means, at the time of determination, any "parent" or "subsidiary" of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which "parent" or "subsidiary" status is determined within the foregoing definition.

        (c)   "Award" means a Stock Award or a Performance Cash Award.

        (d)   "Award Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

        (e)   "Board" means the Board of Directors of the Company.

        (f)    "Capital Stock" means each and every class of common stock of the Company, regardless of the number of votes per share.

        (g)   "Capitalization Adjustment" means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

        (h)   "Cause" will have the meaning ascribed to such term in any written agreement between a Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant has breached his or her employment or service contract with the Company or an Affiliate, (ii) such Participant has engaged in disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (iii) such Participant has disclosed trade secrets or confidential information of the Company or an Affiliate to persons not entitled to receive such information, (iv) such Participant has breached any written non-competition, non-solicitation, invention assignment or confidentiality agreement between the Participant and the Company or an Affiliate or (v) such Participant has engaged in such other behavior detrimental to the interests of the Company or an Affiliate as the Company determines. The determination that a termination of the Participant's Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the

Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

        (i)    "Change in Control" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

          (i)    any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company's securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the "Subject Person") exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

          (ii)   there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

          (iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

          (iv)  individuals who, on the Adoption Date, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

        Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between a Participant and the Company or an Affiliate will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that (1) if no definition of Change in Control (or any analogous term) is set forth in such an individual written agreement, the foregoing definition will apply; and (2) no Change in Control (or any analogous term) will be deemed to occur with respect to Awards subject to such an individual written agreement without a requirement that the Change in Control (or any analogous term) actually occur. If required for compliance with Section 409A of the Code, in no event will an event be deemed a Change in Control if such event is not also a "change in the ownership of" the Company, a "change in the effective control of" the Company, or a "change in the ownership of a substantial portion of the assets of" the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant's consent, amend the definition of "Change in Control" to conform to the definition of a "change in control event" under Section 409A of the Code and the regulations thereunder.

        (j)    "Code" means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

        (k)   "Committee" means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

        (l)    "Common Stock" means the common stock of the Company.

        (m)  "Company" means Cerecor, Inc., a Delaware corporation.

        (n)   "Consultant" means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a "Consultant" for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company's securities to such person.

        (o)   "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's service with the Company or an Affiliate, will not terminate a Participant's Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant's Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company's leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

        (p)   "Corporate Transaction" means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

          (i)    a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

          (ii)   a sale or other disposition of more than fifty percent (50%) of the outstanding securities of the Company;

          (iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

          (iv)  a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

        If required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such event is not also a "change in the ownership of" the Company, a "change in the effective control of" the Company, or a "change in the ownership of a substantial portion of the assets of" the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant's consent, amend the definition of "Corporate Transaction" to conform to the definition of a "change in control event" under Section 409A of the Code and the regulations thereunder.

        (q)   "Covered Employee" will have the meaning provided in Section 162(m)(3) of the Code.

        (r)   "Director" means a member of the Board.

        (s)   "Disability" means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

        (t)    "Effective Date" means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2016, provided that this Plan is approved by the Company's stockholders at such meeting.

        (u)   "Employee" means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an "Employee" for purposes of the Plan.

        (v)   "Entity" means a corporation, partnership, limited liability company or other entity.

        (w)  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        (x)   "Exchange Act Person" means any natural person, Entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that "Exchange Act Person" will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company, or (v) any natural person, Entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities.

        (y)   "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

          (i)    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

          (ii)   Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

          (iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

        (z)   "Incentive Stock Option" means an option granted pursuant to Section 5 that is intended to be, and that qualifies as, an "incentive stock option" within the meaning of Section 422 of the Code.

        (aa) "Non-Employee Director" means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K, or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

        (bb) "Nonstatutory Stock Option" means an option granted pursuant to Section 5 that does not qualify as an Incentive Stock Option.

        (cc) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

        (dd) "Option" means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

        (ee) "Option Agreement" means a written agreement between the Company and a holder of an Option evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

        (ff)  "Other Stock Award" means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

        (gg) "Other Stock Award Agreement" means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

        (hh) "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation"

who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an "affiliated corporation," and does not receive remuneration from the Company or an "affiliated corporation," either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

        (ii)   "Own," "Owned," "Owner," "Ownership" means a person or Entity will be deemed to "Own," to have "Owned," to be the "Owner" of, or to have acquired "Ownership" of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

        (jj)  "Participant" means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

        (kk) "Performance Cash Award" means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

        (ll)   "Performance Criteria" means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, earnings before interest, taxes and depreciation and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholder equity; (vii) total stockholder return or growth in total stockholder return either directly or in relation to a comparative group; (viii) return on capital; (ix) return on assets or net assets; (x) revenue, growth in revenue or return on sales; (xi) income or net income; (xii) operating income, (xiii) net operating income or net operating income after tax; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue or return on operating profit; (xvii) regulatory filings; (xviii) regulatory approvals, litigation or regulatory resolution goals; (xix) other operational, regulatory or departmental objectives; (xx) budget comparisons; (xxi) growth in stockholder value relative to established indexes, or another peer group or peer group index; (xxiii) development and implementation of strategic plans and/or organizational restructuring goals; (xxiv) development and implementation of risk and crisis management programs; (xxv) improvement in workforce diversity; (xxvi) compliance requirements and compliance relief; (xxvii) safety goals; (xxviii) productivity goals; (xxix) workforce management and succession planning goals; (xxx) economic value added (including typical adjustments consistently applied from generally accepted accounting principles required to determine economic value added performance measures); (xxxi) measures of customer satisfaction, employee satisfaction or staff development; (xxxii) development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Company's revenue or profitability or enhance its customer base; (xxxiii) merger and acquisitions; (xxxiv) implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment and dates, clinical trial results, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, new and supplemental indications for existing products, and product supply); (xxxv) initiation of phases of clinical trials and/or studies by specific dates; (xxxvi) acquisition of new customers, including institutional accounts; (xxxvii) customer retention and/or repeat order rate; (xxxviii) number of institutional customer accounts (xxxix) budget management; (xl) improvements in sample and test processing times; (xli) regulatory milestones; (xlii) progress of internal research or clinical programs; (xliii) progress of partnered programs; (xliv) partner satisfaction; (xlv) milestones related to samples received and/or tests run; (xlvi) expansion of sales in additional geographies or markets; (xlvii) research progress, including the development of programs; (xlviii) submission to, or approval by, a regulatory body (including, but not limited to the U.S. Food and Drug Administration) of an applicable filing or a product; (xlix) timely completion of clinical trials; (l) milestones related to samples received and/or tests or panels run; (li) expansion of sales in additional geographies or markets; (lii) research progress, including the development of programs; (liii) patient samples processed and billed; (liv) sample processing operating metrics (including, without limitation, failure rate maximums and reduction of repeat rates); (lv) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; (lvi) and other similar criteria consistent with the foregoing; and (lvii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

        (mm)  "Performance Goals" means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are unusual in nature or occur infrequently as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company's bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

        (nn) "Performance Period" means the period of time selected by the Committee (or, to the extent that an Award is not intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Board or the Committee) over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of a Performance Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Committee (or Board, if applicable).

        (oo) "Performance Stock Award" means a Stock Award granted under the terms and conditions of Section 6(c)(i).

        (pp) "Plan" means this Cerecor, Inc. 2016 Equity Incentive Plan.

        (qq) "Restricted Stock Award" means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

        (rr)  "Restricted Stock Award Agreement" means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

        (ss) "Restricted Stock Unit Award" means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

        (tt)  "Restricted Stock Unit Award Agreement" means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

        (uu) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

       (vv)  "Rule 405" means Rule 405 promulgated under the Securities Act.

        (ww)  "Securities Act" means the Securities Act of 1933, as amended.

       (xx)  "Stock Appreciation Right" or "SAR" means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

        (yy) "Stock Appreciation Right Agreement" or "SAR Agreement" means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

        (zz) "Stock Award" means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Stock Award or any Other Stock Award.

        (aaa)  "Stock Award Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

        (bbb)  "Subsidiary" means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

        (ccc)  "Ten Percent Stockholder" means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

Exhibit B

CERECOR, INC.
2016 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: APRIL 5, 2016
APPROVED BY THE STOCKHOLDERS: MAY       , 2016

1.     GENERAL; PURPOSE.

        (a)   The Plan provides a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.

        (b)   The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2.     ADMINISTRATION.

        (a)   The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

        (b)   The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i)    To determine when and how Purchase Rights will be granted and the provisions of each Offering (which need not be identical).

          (ii)   To designate from time to time which Related Corporations will be eligible to participate in the Plan.

          (iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

          (iv)  To settle all controversies regarding the Plan and Purchase Rights.

          (v)   To amend the Plan at any time as provided in Section 12.

          (vi)  To suspend or terminate the Plan at any time as provided in Section 12.

          (vii) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

          (viii)  To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

        (c)   The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references to the Board in this Plan and in any applicable Offering Document will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

        (d)   All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.     SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

        (a)   Subject to Section 11(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued under the Plan will not exceed five hundred thousand (500,000) shares of Common Stock, plus the number of shares of Common Stock that are automatically added on January 1st of each year for a period of up to ten years, commencing on the first January 1st following the Effective Date and ending on (and including) January 1, 2026, in an amount equal to the lesser of (i) 1% of the total number of shares of Capital Stock outstanding on December 31st of the preceding calendar year, and (ii) five hundred thousand (500,000) shares of Common Stock. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

        (b)   If any Purchase Right terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

        (c)   The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.     GRANT OF PURCHASE RIGHTS; OFFERING.

        (a)   The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate and will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering will be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

        (b)   If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

        (c)   The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on any Purchase Date during an Offering is less than or equal to the Fair

Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately following the purchase of shares of Common Stock on such Purchase Date, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering that begins immediately after such Purchase Date.

5.     ELIGIBILITY.

        (a)   Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b), an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two (2) years. In addition, the Board may provide that no Employee will be eligible to be granted Purchase Rights unless, on the Offering Date, such Employee's customary employment with the Company or the Related Corporation is more than twenty (20) hours per week and more than five (5) months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.

        (b)   The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

          (i)    the date on which such Purchase Right is granted will be the "Offering Date" of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

          (ii)   the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and

          (iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.

        (c)   No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

        (d)   As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee's rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

        (e)   Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

6.     PURCHASE RIGHTS; PURCHASE PRICE.

        (a)   On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding fifteen percent (15%) of such Employee's earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.

        (b)   The Board will establish one (1) or more Purchase Dates during an Offering on which Purchase Rights granted pursuant to that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

        (c)   In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant pursuant to such Offering, (ii) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date pursuant to such Offering, (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering, and/or (iv) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date pursuant to such Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under such Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant's accumulated Contributions) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.

        (d)   The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will not be less than the lower of:

          (i)    an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or

          (ii)   an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7.     PARTICIPATION; WITHDRAWAL; TERMINATION.

        (a)   An Eligible Employee may elect to authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant's Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. To the extent provided in the Offering, a Participant may begin such Contributions on or after the Offering Date. To the extent provided in the Offering, a Participant may thereafter decrease (including to zero) or increase his or her Contributions. To the extent specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through payment by cash or check prior to a Purchase Date.

        (b)   During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant's Purchase Right in that Offering will immediately terminate and the Company will distribute to such Participant all of his or her accumulated but unused Contributions without interest. A Participant's withdrawal from an Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

        (c)   Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. The Company will distribute to such individual all of his or her accumulated but unused Contributions without interest.

        (d)   Purchase Rights will not be transferable by a Participant except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10. During a Participant's lifetime, Purchase Rights will be exercisable only by such Participant.

        (e)   Unless otherwise specified in an Offering, the Company will have no obligation to pay interest on Contributions.

8.     EXERCISE OF PURCHASE RIGHTS.

        (a)   On each Purchase Date, each Participant's accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering.

        (b)   If any amount of accumulated Contributions remains in a Participant's account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be held in such Participant's account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from or is not eligible to participate in such next Offering, in which case such amount will be distributed to such Participant after the final Purchase Date without interest. If the amount of Contributions remaining in a Participant's account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be distributed in full to such Participant after the final Purchase Date of such Offering without interest.

        (c)   No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If, on a Purchase Date, the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date will not be delayed more than twelve (12) months and the Purchase Date will in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest.

9.     COVENANTS OF THE COMPANY.

        The Company will seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.

10.   DESIGNATION OF BENEFICIARY.

        (a)   The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or Contributions from the Participant's account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.

        (b)   If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions to the Participant's spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.   ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

        (a)   In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a); (iii) the class(es) and number of securities subject to, and the purchase price applicable to, outstanding Offerings and Purchase Rights; and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.

        (b)   In the event of a Corporate Transaction, (i) any surviving or acquiring corporation (or its parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue outstanding Purchase Rights or does not substitute similar rights for outstanding Purchase Rights, then the Participants' accumulated Contributions will be used to purchase shares of Common Stock within ten (10) business days prior to the Corporate Transaction under such Purchase Rights, and such Purchase Rights will terminate immediately after such purchase.

12.   AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

        (a)   The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by applicable law or listing requirements, including any amendment that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights,

(iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent stockholder approval is required by applicable law or listing requirements.

        (b)   The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

        (c)   Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including, without limitation, any such regulations or other guidance that may be issued or amended after the Adoption Date, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant's consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code.

        Notwithstanding anything in the Plan or any Offering Document to the contrary, the Board will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit Contributions in excess of the amount designated by a Participant in order to adjust for mistakes in the Company's processing of properly completed Contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Contributions; (iv) amend any outstanding Purchase Rights or clarify any ambiguities regarding the terms of any Offering to enable the Purchase Rights to qualify under and/or comply with Section 423 of the Code; and (v) establish other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the Plan. The actions of the Board pursuant to this paragraph will not be considered to alter or impair any Purchase Rights granted under an Offering as they are part of the initial terms of each Offering and the Purchase Rights granted under each Offering.

13.   EFFECTIVE DATE OF PLAN.

        The Plan will become effective on the Effective Date. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the Adoption Date (or if required under Section 12(a), the date of any material amendment of the Plan).

14.   MISCELLANEOUS PROVISIONS.

        (a)   Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

        (b)   A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant's shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

        (c)   The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant's employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

        (d)   The provisions of the Plan will be governed by the laws of the State of Delaware without resort to that state's conflicts of laws rules.

15.   DEFINITIONS.

        As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

        (a)   "Adoption Date" means April 5, 2016, which is the date the Plan was adopted by the Board.

        (b)   "Board" means the Board of Directors of the Company.

        (c)   "Capitalization Adjustment" means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

        (d)   "Capital Stock" means each and every class of common stock of the Company, regardless of the number of votes per share.

        (e)   "Code" means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

        (f)    "Committee" means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

        (g)   "Common Stock" means the common stock of the Company.

        (h)   "Company" means Cerecor, Inc., a Delaware corporation.

        (i)    "Contributions" means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

        (j)    "Corporate Transaction" means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

          (i)    a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

          (ii)   a sale or other disposition of at least fifty percent (50%) of the outstanding securities of the Company;

          (iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

          (iv)  a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

        (k)   "Director" means a member of the Board.

        (l)    "Effective Date" means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2016, provided that this Plan is approved by the Company's stockholders at such meeting.

        (m)  "Eligible Employee" means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

        (n)   "Employee" means any person, including an Officer or Director, who is "employed" for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an "Employee" for purposes of the Plan.

        (o)   "Employee Stock Purchase Plan" means a plan that grants Purchase Rights intended to be options issued under an "employee stock purchase plan," as that term is defined in Section 423(b) of the Code.

        (p)   "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        (q)   "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

          (i)    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

          (ii)   Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, the Fair Market Value of a share of Common Stock will be the closing sales price for such stock on the last preceding date for which such quotation exists.

          (iii) In the absence of such markets for the Common Stock, the Fair Market Value of a share of Common Stock will be determined by the Board in good faith in compliance with applicable laws and in a manner that complies with Section 409A of the Code.

        (r)   "Offering" means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the "Offering Document" approved by the Board for that Offering.

        (s)   "Offering Date" means a date selected by the Board for an Offering to commence.

        (t)    "Officer" means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.

        (u)   "Participant" means an Eligible Employee who holds an outstanding Purchase Right.

        (v)   "Plan" means this Cerecor, Inc. 2016 Employee Stock Purchase Plan.

        (w)  "Purchase Date" means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

        (x)   "Purchase Period" means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

        (y)   "Purchase Right" means an option to purchase shares of Common Stock granted pursuant to the Plan.

        (z)   "Related Corporation" means any "parent corporation" or "subsidiary corporation" of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        (aa) "Securities Act" means the Securities Act of 1933, as amended.

        (bb) "Subsidiary" means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%). For purposes of the foregoing clause (i), the Company will be deemed to "Own" or have "Owned" such securities if the Company, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

        (cc) "Trading Day" means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed (including, but not limited to, the NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto) is open for trading.

ANNUAL meeTiNG oF sToCKHoLDeRs oF may 18, 2016 Go GReeN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. NoTiCe oF iNTeRNeT AVAiLABiLiTY oF PRoXY mATeRiAL: The Notice of Meeting, proxy statement and proxy card are available at http://ir.cerecor.com/phoenix.zhtml?c=252676&p=irol-reportsannual Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20233300000000000000 1 051816 Directors of Ernst & Young LLP as the Company’s independent changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THe BoARD oF DiReCToRs ReCommeNDs A VoTe "FoR" THe eLeCTioN oF TWo DiReCToRs AND "FoR" PRoPosALs 2, 3, AND 4. PLeAse siGN, DATe AND ReTURN PRomPTLY iN THe eNCLoseD eNVeLoPe. PLeAse mARK YoUR VoTe iN BLUe oR BLACK iNK As sHoWN HeRe x 1. To elect the two nominees for director named in the proxy statement to hold office until the 2019 Annual Meeting of Stockholders. NomiNees: FOR ALL NOMINEES O Eugene A. Bauer, M.D O Magnus Persson, M.D., Ph.D. WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. To approve the Cerecor Inc. 2016 Equity Incentive Plan. 3. To approve the Cerecor Inc. Employee Stock Purchase Plan. 4. To ratify the selection by the Audit Committee of the Board of registered public accounting firm for the fiscal year ending December 31, 2016. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. if no direction is made, this proxy will be voted FoR the nominees in Proposal 1, and FoR Proposals 2, 3 and 4. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of Stockholder Date:

- 0 CERECOR INC. Proxy for Annual meeting of stockholders on may 18, 2016 solicited on Behalf of the Board of Directors The undersigned hereby appoints Uli Hacksell and Mariam Morris, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock held by the undersigned of record on March 31, 2016, which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Cerecor Inc., to be held on May 18, 2016 at 10:00 am Eastern Time at the offices of Cooley LLP, 1114 Avenue of the Americas, New York, New York 10036, and at any adjournments or post-ponements thereof, as follows: (Continued and to be signed on the reverse side.) 14475 1.1 important notice of availability of Proxy materials for the Stockholder meeting of to Be held on: may 18, 2016 at at 10:00 am eastern time at the offices of Cooley LLP, 1114 avenue of the americas, new York, new York 10036 this communication presents only an overview of the more complete proxy materials that are available to you on the internet. we encourage you to access and review all of the important information contained in the proxy materials before voting. if you want to receive a paper or e-mail copy of the proxy materials you must request one. there is no charge to you for requesting a copy. to facilitate timely delivery please make the request as instructed below before 05/06/16. Please visit http://ir.cerecor.com/phoenix.zhtml?c=252676&p=irol-reportsannual, where the following materials are available for view: • Notice of Annual Meeting of Stockholders • Proxy Statement • Form of Electronic Proxy Card • Annual Report to reqUeSt materiaL: teLePhone: 888-Proxy-na (888-776-9962) 718-921-8562 (for international callers) e-maiL: info@amstock.com weBSite: http://www.amstock.com/proxyservices/requestmaterials.asp in PerSon: You may vote your shares in person by attending the Annual Meeting. teLePhone: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call. maiL: You may request a card by following the instructions above. to Vote: 1. To elect the two nominees for director named in the proxy statement to hold office until the 2019 Annual Meeting of Stockholders. nomineeS: Eugene A. Bauer, M.D Magnus Persson, M.D., Ph.D. Please note that you cannot use this notice to vote by mail. 2. To approve the Cerecor Inc. 2016 Equity Incentive Plan. 3. To approve the Cerecor Inc. Employee Stock Purchase Plan. 4. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. the BoarD oF DireCtorS reCommenDS a Vote "For" the eLeCtion oF two DireCtorS anD "For" ProPoSaLS 2, 3, anD 4. ComPanY nUmBer aCCoUnt nUmBer ControL nUmBer